Exhibit 4.5

DOMINO’S PIZZA WRIGHTSAVER PLAN

(AMENDED AND RESTATED

EFFECTIVE AS OF JANUARY 1, 1997

EXCEPT AS OTHERWISE PROVIDED)

DOMINO’S PIZZA WRIGHTSAVER PLAN

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“Employment Commencement Date”	11

“Entry Date”	11

“ERISA”	11

“Fail-Safe Contributions”	11

“Fund”	11

“Highly Compensated Eligible Employee”	11

“Highly Compensated Employee”	11

“Hour of Service”	13

“Investment Medium”	15

“Limitation Year”	15

“Matching Contributions”	15

“Normal Retirement Age”	15

“Normal Retirement Date”	16

“Participant”	16

“Participating Company”	16

“Payroll Period”	16

“Plan”	16

“Plan Year”	16

“Profit Sharing Contributions”	16

“Profit Sharing Participant”	16

“Qualified Domestic Relations Order”	16

“Required Beginning Date”	17

“Rollover Contributions”	19

“Salary Reduction Contributions”	19

“Separation from Service”	19

“Spouse”	19

“Total Disability”	19

“Trust Agreement”	19

“Trustee”	19

“Valuation Date”	19

“Year of Eligibility Service”	19

“Year of Service”	20

ARTICLE II TRANSITION AND ELIGIBILITY TO PARTICIPATE		21

2.1	Rights Affected and Preservation of Accrued Benefit	21

2.2	Year of Eligibility Service	21

2.3	Eligibility to Participate—Salary Reduction Contributions	22

2.4	Election to Make Salary Reduction Contributions	24

2.5	Participation in Matching Contributions	24

2.6	Eligibility to Participate—Profit Sharing Contributions	24

2.7	Participation in Profit Sharing Contributions	25

2.8	Participation in Fail-Safe Contributions	25

2.9	Eligibility to Participate—Rollover Contributions	25

2.10	Data	25

ARTICLE III CONTRIBUTIONS TO THE PLAN		26

3.1	Salary Reduction Contributions	26

3.2	Change of Percentage Rate	28

3.3	Discontinuance of Salary Reduction Contributions	28

3.4	Matching Contribution	28

3.5	Profit Sharing Contribution	29

3.6	Fail-Safe Contribution	31

3.7	Timing and Deductibility of Contributions	31

3.8	Fund	32

3.9	Limitation on Salary Reduction Contributions and Matching Contributions	32

3.10	Prevention of Violation of Limitation on Salary Reduction Contributions and Matching Contributions	35

3.11	Maximum Allocation	42

3.12	Reemployment of Veterans	45

ARTICLE IV PARTICIPANTS’ ACCOUNTS		49

4.1	Accounts	49

4.2	Valuation	49

4.3	Apportionment of Gain or Loss	49

4.4	Accounting for Allocations	49

ARTICLE V DISTRIBUTION		50

5.1	General	50

5.2	Separation from Service	50

5.3	Death	50

5.4	Total Disability	50

5.5	Valuation for Distribution	51

5.6	Timing of Distribution	52

5.7	Mode of Distribution	54

5.8	Beneficiary Designation	56

5.9	Recalculation of Life Expectancy	58

5.10	Transfer of Account to Other Plan	58

5.11	Distribution of Transfer Account	60

5.12	Optional Modes of Distribution of Transfer Account	71

5.13	Other Distributions	73

ARTICLE VI VESTING		75

6.1	Nonforfeitable Amounts	75

6.2	Years of Service for Vesting	75

6.3	Breaks in Service and Loss of Service	75

6.4	Restoration of Service	77

6.5	Forfeitures and Restoration of Forfeited Amounts upon Reemployment	77

6.6	Amendment of Vesting Schedule	79

ARTICLE VII ROLLOVER CONTRIBUTIONS		81

7.1	Rollover Contributions	81

7.2	Vesting of Rollover Account	82

7.3	Distribution of Rollover Account	82

ARTICLE VIII WITHDRAWALS		83

8.1	Withdrawals of Rollover Contributions	83

8.2	Hardship Withdrawals	83

8.3	Withdrawals On and After Attainment of Age 59-1/2	86

8.4	Amount and Payment of Withdrawals	86

8.5	Withdrawals Not Subject to Replacement	87

8.6	Pledged Amounts	87

8.7	Investment Medium to be Charged with Withdrawal	87

ARTICLE IX LOANS TO PARTICIPANTS		87

9.1	Loan Application	87

9.2	Loan Approval	88

9.3	Amount of Loan	88

9.4	Terms of Loan	89

9.5	Enforcement	92

9.6	Additional Rules	93

ARTICLE X ADMINISTRATION		93

10.1	Committee	93

10.2	Duties and Powers of Committee	94

10.3	Functioning of Committee	96

10.4	Disputes	96

10.5	Indemnification	97

ARTICLE XI THE FUND		99

11.1	Designation of Trustee	99

11.2	Exclusive Benefit	99

11.3	No Interest in Fund	99

11.4	Trustee	99

11.5	Investments	99

ARTICLE XII AMENDMENT OR TERMINATION OF THE PLAN		101

12.1	Power of Amendment and Termination	101

12.2	Merger	102

ARTICLE XIII TOP-HEAVY PROVISIONS		103

13.1	General	103

13.2	Definitions	103

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13.3	Minimum Contribution for Non-Key Employees	108

13.4	Vesting	110

13.5	Adjustment to Maximum Benefit Limitation	110

ARTICLE XIV RIGHTS OF ALTERNATE PAYEES		111

14.1	General	111

14.2	Distribution	112

14.3	Withdrawals	113

14.4	Death Benefits	113

ARTICLE XV		114

15.1	General	114

15.2	Separate Testing	114

15.3	Other Rules	114

15.4	Participation by Metro-Detroit Pizza, Inc.	115

ARTICLE XVI GENERAL PROVISIONS		116

16.1	No Employment Rights	116

16.2	Governing Law	116

16.3	Severability of Provisions	116

16.4	No Interest in Fund	116

16.5	Spendthrift Clause	116

16.6	Incapacity	119

16.7	Withholding	119

16.8	Missing Persons	119

WHEREAS, Domino’s Pizza, LLC, as successor sponsor to Domino’s Pizza, Inc. (the “Company”), maintains the Domino’s Pizza Wrightsaver Plan (the “Plan”), which was previously amended and restated effective January 1, 1989 and subsequently amended as of the following dates:

First Amendment	January 1, 1989
Second Amendment	January 1, 1996
Third Amendment	July 1, 1996
Fourth Amendment	July 1, 1996
Fifth Amendment	July 1, 1999

the Plan as so amended being hereinafter called the “Amended Plan”; and

WHEREAS, the Company desires to amend and restate the Amended Plan to incorporate the First through Fifth Amendments and to bring the Plan into compliance with requirements of the Employee Retirement Income Security Act of 1974, as amended, and with the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE:

1. The Amended Plan is hereby amended and restated in its entirety to read as set forth in this document.

2. No benefit provided under the Plan protected by Section 411(d)(6) of the Code shall be eliminated by the adoption of this document, and this document shall be construed and administered so as to comply with such Code Section and Regulations.

3. This document shall be effective for Plan Years beginning on and after January 1, 1997, except as otherwise expressly provided in this document.

ARTICLE I

DEFINITIONS

1.1 Except where otherwise clearly indicated by context, the masculine shall include the feminine and the singular shall include the plural, and vice-versa. Any term used herein without an initial capital letter that is used in a provision of the Code with which this Plan must comply to meet the requirements of section 401(a) of the Code shall be interpreted as having the meaning used in such provision of the Code, if necessary for the Plan to comply with such provision.

“Account” means the entries maintained in the records of the Trustee which represent the Participant’s interest in the Fund. The term “Account” shall refer, as the context indicates, to any or all of the following:

“Fail-Safe Contribution Account” means the Account to which are credited Fail-Safe Contributions allocated to a Participant, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

“Matching Contribution Account” means the Account to which are credited Matching Contributions allocated to a Participant, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

“Profit Sharing Account” means the Account to which are credited Profit Sharing Contributions allocated to a Participant, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

“Rollover Account” means the Account to which are credited a Participant’s Rollover Contributions, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

“Salary Reduction Account” means the Account to which are credited a Participant’s Salary Reduction Contributions, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

“Transfer Account” means the Account to which is credited any amount that was transferred on a Participant’s behalf from the Thomas S. Monaghan, Inc. Tax Deferred Savings Plan, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

“Active Participant” means an individual who has become an Active Participant as provided in Article II and has remained a Covered Employee at all times thereafter.

“Actual Deferral Percentage” means, for any Eligible Employee for a given Plan Year, the ratio of a to b, where:

“a”	represents the sum of:

(1) such Eligible Employee’s Salary Reduction Contributions for the Plan Year, plus

(2) in the case of any Highly Compensated Eligible Employee, his elective deferrals for the year under any other qualified retirement plan, other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code or a tax credit employee stock ownership plan as defined in section 409(a) of the Code, maintained by the Participating Company or any Affiliated Company, plus

(3) at the election of the Committee, any portion of the Eligible Employee’s Matching Contributions required or permitted to be taken into account under section 401(k) of the Code and the regulations issued thereunder, plus

(4) at the election of the Committee, any portion of the Eligible Employee’s Fail-Safe Contributions required or permitted to be taken into account under section 401(k) of the Code and the regulations issued thereunder; and

“b”	represents the Eligible Employee’s Compensation for the Plan Year, calculated to the nearest one hundredth of one percent.

“Actuarial Equivalent” means, with respect to any benefit or item, a benefit or item of equal actuarial value, based upon the factors and assumptions used by the insurance company from whom the Committee directs the purchase of any annuity contracts for the purpose of providing benefits under the Plan for any Employee who has a Transfer Account.

“Administrative Delegate” means one or more persons or institutions to whom, or to which, the Committee, pursuant to a written agreement, has delegated certain administrative functions.

“Affiliated Company” means, with respect to any Participating Company, (a) any corporation that is a member of a controlled group of corporations, as determined under section 414(b) of the Code, which includes such Participating Company; (b) any member of an affiliated service group, as determined under section 414(m) of the Code, of which such Participating Company is a member; (c) any trade or business (whether or not incorporated) that is under common control with such Participating Company, as determined under section 414(c) of the Code; and (d) any other organization or entity which is required to be aggregated with the Participating Company under section 414(o) of the Code and regulations issued thereunder. “50% Affiliated Company” means an Affiliated Company, but determined with “more than

50%” substituted for the phrase “at least 80%” in section 1563(a) of the Code, when applying sections 414(b) and (c) of the Code.

“Age” means, for any individual, his age on his last birthday, except that an individual attains Age 59-1/2 or Age 70-1/2 on the corresponding date in the sixth calendar month following the month in which his 59th or 70th (respectively) birthday falls (or the last day of such sixth month if there is no such corresponding date therein).

“Alternate Payee” shall mean any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a domestic relations order (within the meaning of section 414(p)(1)(B) of the Code) as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

“Average Actual Deferral Percentage” means, for a specified group of Eligible Employees for a Plan Year, the average of the Actual Deferral Percentages for such Eligible Employees for the Plan Year.

“Average Contribution Percentage” means, for a specified group of Eligible Employees for a Plan Year, the average of the Contribution Percentages for such Eligible Employees for the Plan Year.

“Benefit Commencement Date” means, for any Participant or beneficiary, the date as of which the first benefit payment, including a single sum, from the Participant’s Account is due, other than pursuant to a withdrawal under Article VIII.

“Board of Directors” means the board of directors (or other governing body) of the Company.

“Break in Service” means, for any Employee, any Plan Year described in Section 6.3.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

“Committee” means the individuals appointed by the Board of Directors (if any) or by the Company to supervise the administration of the Plan, as provided in Article X.

“Company” means Domino’s Pizza, LLC, and its successors.

“Compensation” means, for any Eligible Employee, for any applicable period:

(a)	except as otherwise provided below in this definition, and subject to the limitations set forth in Subsection (e) of this definition, the sum of (1) the amount of his wages from a Participating Company during such Plan Year, as reported on Form W-2, excluding, however, Compensation paid in kind, reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits (and also excluding, for purposes of Section 3.1(a) only, Christmas and other gifts, safety bonuses, suggestion awards, and severance pay) and (2) Salary Reduction Contributions and salary deferrals under a plan described in section 125 of the Code during such Plan Year.)

(b)	For the purposes of Article XIII and Section 3.11, subject to the limitations set forth in Subsection (e) of this definition, the Employee’s “compensation” as such word is defined in Treasury regulations 1.415-2(d)(1) and (2).

(c)

For the purposes of the definitions of “Actual Deferral Percentage” and “Contribution Percentage” in this Article (except as otherwise provided in such definitions), and subject to the limitations set forth in Subsection (e) of this definition, compensation as defined in section 414(s) of the Code as determined by the Committee and applied on a uniform and consistent basis to all Eligible

Employees, provided that, in the sole discretion of the Committee, Compensation may include Salary Reduction Contributions and other amounts excluded from gross income under section 125, 402(e)(3), 402(h), 403(b) or 457 of the Code [or, for Plan Years beginning on and after January 1, 2001, under Code Section 132(f)(4)]. In monitoring Salary Reduction Contributions or Matching Contributions for a Highly Compensated Employee during a Plan Year, to assure that applicable contribution limits will not be exceeded for such Plan Year, the Committee may permit Compensation in excess of the $150,000 (adjusted) annual compensation limit to be a source of such Contributions, provided that (a) the limits on a Participant’s maximum Salary Reduction Contribution (Section 3.9(a)) and General Limitations on Allocations (Section 3.11(a)) shall continue to apply to such Participant and (b) the determinations of such Participant’s Actual Deferral Percentages and Actual Contribution Percentages (Section 3.9) shall each be based on a fraction whose denominator does not exceed the applicable $150,000 (adjusted) annual compensation limit.

For the purpose of this Subsection (c), the Company may elect to consider only compensation as defined above for that portion of the Plan Year during which the Employee was an Eligible Employee, provided that this election is applied uniformly to all Eligible Employees for the Plan Year.

(d)

For the purpose of the definition of “Highly Compensated Employee” in this Article (except as otherwise provided in such definition), the Employee’s “compensation” as such word is defined in Treasury regulations 1.415-2(d)(1) and (2), but including amounts that are excluded from gross income under section

125, 402(e)(3), 402(h), 403(b) or 457 of the Code [or, for Plan Years beginning on and after January 1, 2001, under Code Section 132(f)(4)].

(e)	The compensation of each Employee taken into account under the Plan for the purposes described above shall not exceed the OBRA ‘93 annual compensation limit. The OBRA ‘93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA ‘93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA ‘93 annual compensation limit set forth in this provision.

“Contribution Percentage” means, for any Eligible Employee for a given Plan Year, the ratio of a to b, where:

“a”	represents the sum of

(1) such Eligible Employee’s Matching Contributions for the Plan Year (to the extent not included in such Eligible Employee’s Actual Deferral Percentage for such Plan Year), plus

(2) in the case of any Highly Compensated Eligible Employee, any employee contributions and employer matching contributions, including any elective deferrals recharacterized as employee contributions, under any other qualified retirement plan, other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code or a tax credit employee stock ownership plan as defined in section 409(a) of the Code, maintained by the Participating Company or any Affiliated Company, plus

(3) at the election of the Committee, any portion of the Eligible Employee’s Fail-Safe Contributions required or permitted to be taken into account in accordance with section 401(m) of the Code and the regulations issued thereunder, plus

(4) at the election of the Committee, any portion of the Eligible Employee’s Salary Reduction Contributions for the Plan Year or elective deferrals under any other qualified retirement plan maintained by a Participating Company or any Affiliated Company that may be disregarded without causing this Plan or such other qualified retirement plan to fail to satisfy the requirements of section 401(k)(3) of the Code and the regulations issued thereunder; and

“b” represents the Eligible Employee’s Compensation for the Plan Year, calculated to the nearest one hundredth of one percent.

“Covered Employee” means any Employee who (a) is employed by a Participating Company, and (b) is not covered by a collective bargaining agreement, unless such agreement specifically provides for participation hereunder, and (c) is a resident or citizen of the United States of America. An Employee who is such solely by reason of being a leased employee shall not be a Covered Employee.

“Effective Date” means January 1, 1997, the effective date of this amended and restated Plan document.

“Eligible Employee” means an Employee who has become an Eligible Employee as set forth in Section 2.3, whether or not he is an Active Participant, and who has remained a Covered Employee at all times thereafter.

“Employee” means an individual who is employed by a Participating Company or an Affiliated Company. An individual who is not otherwise employed by a Participating Company or Affiliated Company shall be deemed to be employed by such Company if he is a leased employee with respect to whose services such Participating Company or Affiliated Company is the recipient within the meaning of Code section 414(n) or 414(o), but to whom Code section 414(n)(5) does not apply. Leased employee means any person who is not an employee of the Company or an Affiliated Company (in this paragraph any of such Companies being referred to as the “recipient”) and who provides services to the recipient if (i) such services are provided pursuant to an agreement between the recipient and any other person (in this paragraph called the “leasing organization”), (ii) such person has performed such services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one year, and (iii) such services are performed under primary direction or control by the recipient. Contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient shall be treated as provided by the recipient. However, a leased employee shall not be considered an Employee if (i) such employee is covered by a money purchase pension plan providing (aa) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 402(h)(8), Section 402(h), Section 403(b) or Section 457 of the Code [or, for Plan Years beginning on and after January 1, 2001, under Code Section 132(f)(4)], (bb) immediate participation, and (cc) full and immediate vesting, and (ii) leased employees do not constitute more than 20% of the recipient’s nonhighly compensated work force. An individual rendering services to the Company purportedly as an independent contractor shall not be treated as an Employee before the Company has acknowledged that it must withhold federal income tax from the individual’s compensation.

“Employment Commencement Date” means, for any Employee, the date on which he is first entitled to be credited with an “Hour of Service” described in Paragraph (a)(1) of the definition of Hour of Service in this Article.

“Entry Date” means any January 1 or July 1 of any Plan Year, provided that, effective for months beginning on and after July 1, 1999, “Entry Date” means the first business day of each calendar month during a Plan Year.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Fail-Safe Contributions” means the amounts contributed by a Participating Company pursuant to Section 3.6.

“Fund” means the fund established for this Plan, administered under the Trust Agreement, out of which benefits payable under this Plan shall be paid.

“Highly Compensated Eligible Employee” means an Eligible Employee who is (or is treated as) a Highly Compensated Employee.

“Highly Compensated Employee” means any Employee of a participating Company or an Affiliated Company who -

(a)	Was a 5-percent owner as defined in Code Section 416(i)(1)(A)(iii) at any time during the Plan Year (the “Determination Year”) or preceding twelve month period (the “Look-Back Year”), or

(b)	For the Look-Back Year received compensation from a Participating Company or an Affiliated Company in excess of $80,000, as indexed, and was in the top-paid group of employees for the Look-Back Year, provided that the “top-paid group election” made by the inclusion of this paragraph in the Plan must apply consistently to the same Plan Years of all plans of a Participating Company and any Affiliated Company (other than multiemployer plans) that begin with or within the same calendar year. “Top paid group” means the group consisting of the top 20 percent of employees when ranked on the basis of Plan Year compensation. For purposes of determining the number of employees in the top-paid group, those employees described in Code Section 414(q)(5) shall be excluded.

As used above in this definition of Highly Compensated Employee, “compensation”, means Compensation (as defined in this Section 1.1 except that for any Plan Year beginning after December 31, 1996 and before January 1, 1998 such compensation shall mean compensation as defined in Code Section 415(c)(3) as then in effect but determined without regard to Code Sections 125,
402(e)(3), 402(h)(1)(B) and in the case of employer contributions made pursuant to a salary reduction agreement, without regard to Code Section 403(b) [and, for Plan Years beginning on and after January 1, 2001, without regard to Code Section 132(f)(4)].

In determining whether an Employee is a 5-percent owner as defined in Code Section 416(i)(l)(A)(iii), certain family members are considered under Code Sections 416(i)(1)(B) and

318 to own the outstanding stock of the Company owned directly or indirectly by other family members. As a result, Employees who do not directly own 5 percent of the outstanding stock of the Company may be treated as 5-percent owners and hence as Highly Compensated Employees.

A former Employee who Separated from Service with a Participating Company or an Affiliated Company prior to the Plan Year for which the determination of Highly Compensated Employees is being made shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee in the Plan Year of separation or in any Plan Year ending on or after the Employee’s 55th birthday, in accordance with the rules applicable to determining Highly Compensated Employee status in effect for such Plan Year.

Notwithstanding the foregoing provisions of this definition of Highly Compensated Employee, any transition relief granted by the Internal Revenue Service or applicable law in connection with the changes in this definition which are effective for Plan Years beginning after December 31, 1996 shall be available to the Plan.

“Hour of Service” means, for any Employee, a credit awarded with respect to:

(a)	except as provided in (b) or (c),

(1) each hour for which he is directly or indirectly paid or entitled to payment by a Participating Company or an Affiliated Company for the performance of employment duties; or

(2) each hour for which he is entitled, either by award or agreement, to back pay from a Participating Company or an Affiliated Company, irrespective of mitigation of damages; or

(3) each hour for which he is directly or indirectly paid or entitled to payment by a Participating Company or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), jury duty, layoff, leave of absence, or military duty; or

(4) each hour credited pursuant to Section 6.3.

(b)	For any period that includes any hours for which an Hour of Service would otherwise be credited to an Employee under (a), above, the Committee may, in accordance with rules applied in a uniform and non-discriminatory manner, elect instead to credit Hours of Service using one or more of the following equivalencies:

Basis Upon Which Records Are Maintained	Credit Granted to Individual For Period
Shift	actual hours for full shift
Day	10 Hours of Service
Week	45 Hours of Service
semi-monthly period	95 Hours of Service
month	190 Hours of Service

(c)	Anything to the contrary in Subsection (a) or (b) notwithstanding:

(1) No Hours of Service shall be credited to an Employee for any period merely because, during such period, payments are made or due him under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws.

(2) No more than 501 Hours of Service shall be credited to an Employee under Paragraph (a)(3) of this definition on account of any single continuous period during which no duties are performed by him, except to the extent otherwise provided in the Plan.

(3) No Hours of Service shall be credited to an Employee with respect to payments solely to reimburse for medical or medically related expenses.

(4) No Hours of Service shall be credited twice.

(5) Hours of Service shall be credited at least as liberally as required by the rules set forth in U.S. Department of Labor regulations 2530.200b-2(b) and (c).

(6) In the case of an Employee who is such solely by reason of service as a leased employee within the meaning of section 414(n) or 414(o) of the Code, Hours of Service shall be credited as if such Employee were employed and paid with respect to such service (or with respect to any related absences or entitlements) by the Participating Company or Affiliated Company that is the recipient thereof.

“Investment Medium” means any fund, contract, obligation, or other mode of investment to which a Participant may direct the investment of the assets of his Account.

“Limitation Year” means the Plan Year or such other 12-consecutive-month period as may be designated by the Company.

“Matching Contributions” means the amounts contributed by the Company pursuant to Section 3.4.

“Normal Retirement Age” means, for any Participant who does not have a Transfer Account, Age 65. For any Participant who has a Transfer Account, Normal Retirement Age

means the Participant’s Age as of the January 1 next following the calendar year in which the Participant attains Age 59-1/2.

“Normal Retirement Date” means, for any Participant, the first day of the month coincident with or next following his attainment of Normal Retirement Age.

“Participant” means an individual for whom one or more Accounts are maintained under the Plan.

“Participating Company” means the Company and each other organization which is authorized by the Board of Directors to adopt this Plan by action of its board of directors or other governing body.

“Payroll Period” means a weekly, bi-weekly, semi-monthly, or monthly pay period or such other standard pay period of the Participating Company applicable to the class of Employees of which the Eligible Employee is a part.

“Plan” means the Domino’s Pizza Wrightsaver Plan, a profit sharing plan, as set forth herein.

“Plan Year” means each 12-consecutive month period that begins on January 1 and ends on the next following December 31.

“Profit Sharing Contributions” means the amounts contributed by the Company pursuant to Section 3.5.

“Profit Sharing Participant” means an individual who has become a Profit Sharing Participant as provided in Article II and remained a Covered Employee at all times thereafter.

“Qualified Domestic Relations Order” means a domestic relations order (within the meaning of section 414(p)(1)(B) of the Code) which creates or recognizes the existence of an Alternate Payee’s rights to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable with respect to a Participant under the Plan, and is determined by the Committee to satisfy the requirements of section 414(p) of the Code.

“Required Beginning Date” means, for any Participant the applicable deadlines for payment, or commencement of payment, of any benefits under the Plan, as follows:

Unless the Participant otherwise elects, the 60th day after the close of the Plan Year in which occurs the latest of the following:

The date on which he attains the earlier of age 65 or Normal Retirement Age;

The tenth anniversary of the year in which he commenced participation in the Plan; or

His Separation from Service.

(a)	If the Participant under another provision of the Plan may elect to defer the payment, or commencement of payment, of benefits under the Plan beyond the latest of the foregoing dates, such election shall be subject to (b) below and must be submitted to the Committee in writing, signed by the Participant, and must describe the benefit and the date on which payment of such benefit shall be made or shall commence.

(b)

Any benefits payable under the Plan to a Participant shall be paid, or shall begin to be paid, not later than April 1 of the calendar year following the calendar year in which (i) the Participant attains age 70-1/2 or (ii) the Participant’s employment terminates, whichever is later, except in the case of a Participant who is a 5-percent owner (as defined in Code Section 416), clause (ii) above shall not apply. A Participant who attained age 70-1/2 in 1996 and who did not retire from employment with a Participating Company by the end of 1996 may elect by

December 31, 1997 to defer payment or the commencement of payments of the benefits required under the terms of the Plan in existence in 1996 to be paid, or to commence, between August 20, 1996 and December 31, 1997 until no later than April 1 following the calendar year in which the Participant retires from employment with a Participating Company.

(c)	With respect to distributions under the Plan made on or after September 1, 2001 for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a participant for 2001 prior to September 1, 2001 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such participant for 2001 on or after such date. If the total amount of required minimum distributions made to a participant for 2001 prior to September 1, 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the last calendar year beginning before the effective date of the final regulations under section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

“Rollover Contributions” means, for any Participant, his rollover contributions as provided in Section 7.1.

“Salary Reduction Contributions” means, for any Participant, contributions on his behalf as provided in Section 3.1(a).

“Separation from Service” means, for any Employee, his death, retirement, resignation, discharge or any absence that causes him to cease to be an Employee.

“Spouse” means the person to whom a Participant is married on any date of reference.

“Total Disability” means, with respect to any Participant, (a) a disability with respect to which he is eligible for and receiving benefits under a long-term disability program sponsored by the Company or Affiliated Company or (b) in the case he is a member of a class of employees not covered under a long-term disability program sponsored by the Company or Affiliated Company, a disability to which his attending physician certifies would have entitled the Participant to benefits under the Company’s long-term disability program if he was a member of a class of employees covered by such program.

“Trust Agreement” means any agreement and declaration of trust executed under this Plan.

“Trustee” means the corporate trustee or one or more individuals collectively appointed and acting under the Trust Agreement.

“Valuation Date” means each business day the New York Stock Exchange is open for business or each other date on which the Committee determines that a valuation of the Fund shall be made.

“Year of Eligibility Service” means, for any Employee, a credit used to determine his eligibility to participate under the Plan, as further described in Section 2.2.

“Year of Service” means, for any Employee, a credit used to determine his vested status under the Plan, as further described in Section 6.2.

ARTICLE II

TRANSITION AND ELIGIBILITY TO PARTICIPATE

2.1 Rights Affected and Preservation of Accrued Benefit. Except as provided to the contrary herein, the provisions of this amended and restated Plan document shall apply only to Employees who complete an Hour of Service on or after January 1, 1997. The rights of any other individual shall be governed by the Plan as in effect upon his Separation from Service, except to the extent expressly provided in any amendment adopted subsequently thereto.

2.2 Year of Eligibility Service.

(a)	An Employee shall be credited with a Year of Eligibility Service as of the close of the 12-consecutive-month period that begins on his Employment Commencement Date if he is credited with 1,000 or more Hours of Service during such period. An Employee who is not credited with 1,000 Hours of Service during such period shall be credited with a Year of Eligibility Service as of the close of the first Plan Year in which he is credited with 1,000 or more Hours of Service.

(b)	An Employee in active service on July 1, 1999 (or hired after that date) who had not become an Active Participant prior to July 1, 1999 shall be credited with a Year of Eligibility Service as of the close of the period that began (or begins) on his Employment Commencement Date and ends on the date when he has completed 1,000 Hours of Service. Such period may be of any duration (more or less than a calendar year).

(c)	An Employee in active service on July 1, 1999 (or hired after that date) who terminates employment prior to

i. being credited with a Year of Eligibility Service, or

ii. attaining Age 21, or

iii. becoming a Covered Employee,

and who thereafter returns to active service, shall be treated as a new hire in the subsequent determination of whether he has a Year of Eligibility Service pursuant to subsection 2.2(a) (with his Employment Commencement Date deemed to be his date of return to active service).

2.3 Eligibility to Participate—Salary Reduction Contributions.

(a)	Each Covered Employee as of January 1, 1989, who was eligible to participate in the Plan immediately prior to January 1, 1989, continued to be an Eligible Employee as of January 1, 1989.

(b)	Each Covered Employee who was eligible to participate in the Thomas S. Monaghan, Inc. Tax Deferred Savings Plan as of December 31, 1992, became an Eligible Employee as of January 1, 1993, provided that he was a Covered Employee on that date.

(c)	(1) Each other Covered Employee who was not eligible to participate immediately prior to January 1, 1989, became an Eligible Employee upon the Entry Date coincident with or next following the first date on which he met the following requirements:

(A) he attained Age 21; and

(B) he completed one Year of Eligibility Service.

(2) Notwithstanding the foregoing, a Covered Employee of Thomas S. Monaghan, Inc. (or of a Participating Company that participated in the Thomas S. Monaghan, Inc. Tax Deferred Savings Plan prior to January 1, 1993) who is not described in Subsection (b) of this Section, but whose Employment

Commencement Date occurred before January 1, 1993, became an Eligible Employee on the later of January 1, 1993, or the Entry Date next following the first date on which he met the following requirements:

(A) he attained Age 19; and

(B) he completed six months of service.

(d)	Commencing July 1, 1999 each Covered Employee shall become an Eligible Employee upon the Entry Date coincident with or next following the first date on which he meets the following requirements:

(1)	he has attained Age 21; and

(2)	he has completed one Year of Eligibility Service;

provided, however, that if under Section 2.3(c) of the Plan as in effect prior to July 1, 1999 any person who was an Employee on July 1, 1999 would have become an Eligible Employee earlier than he or she would become an Eligible Employee under the above provisions of this Section 2.3(c), such Employee shall become an Eligible Employee on such earlier date.

(e)	If an individual is not a Covered Employee on the Entry Date next following the date he meets the requirements of Subsection (c) of this Section, he shall become an Eligible Employee as of the first date thereafter on which he is a Covered Employee.

(f)	An Eligible Employee who ceases to be a Covered Employee, by Separation from Service or otherwise, and who later becomes a Covered Employee, shall become an Eligible Employee as of the date on which he first again completes one Hour of Service as a Covered Employee.

2.4 Election to Make Salary Reduction Contributions. Each Eligible Employee may elect to make Salary Reduction Contributions and become an Active Participant by filing a written notice of such election with the Committee on a form provided for that purpose. Such notice shall authorize the Participating Company to reduce such Eligible Employee’s cash remuneration by an amount determined in accordance with Section 3.1 and to make Salary Reduction Contributions on such Eligible Employee’s behalf in the amount of such reduction. Such election shall become effective as soon as administratively feasible but no earlier than the first day of the Payroll Period following receipt of his election by the Committee.

2.5 Participation in Matching Contributions. An Active Participant shall share in Matching Contributions under Section 3.4 for any Plan Year if Salary Reduction Contributions are made on his behalf in such Plan Year.

2.6 Eligibility to Participate—Profit Sharing Contributions.

(a)	Each Covered Employee shall become a Profit Sharing Participant if and when he becomes an Eligible Employee; provided, however, that a Covered Employee of Thomas S. Monaghan, Inc. (or of a Participating Company that participated in the Thomas S. Monaghan, Inc. Tax Deferred Savings Plan prior to January 1, 1993) whose Employment Commencement Date occurred before January 1, 1993, became a Profit Sharing Participant on the later of January 1, 1993, or the Entry Date coincident with or next following the first date on which he met the following requirements:

(1) he had attained Age 19; and

(2) he had completed one Year of Eligibility Service.

(b)	A Profit Sharing Participant who ceases to be a Covered Employee, by Separation from Service or otherwise, and who later becomes a Covered Employee, shall become a Profit Sharing Participant as of the date on which he first again completes an Hour of Service as a Covered Employee.

2.7 Participation in Profit Sharing Contributions. A Profit Sharing Participant shall share in Profit Sharing Contributions under Section 3.5 for any Plan Year during which he (a) receives Compensation and (b) is an Employee on the last day of the Plan Year.

2.8 Participation in Fail-Safe Contributions. An Eligible Employee shall share in Fail-Safe Contributions under Section 3.6 for any Plan Year during which he (a) receives Compensation, (b) is an Eligible Employee, other than a Highly Compensated Eligible Employee, at any time during the Plan Year, and (c) satisfies such other criteria as may be specified by the Committee, on a uniform and consistent basis, for entitlement to share in Fail-Safe Contributions for such Plan Year.

2.9 Eligibility to Participate—Rollover Contributions. An Eligible Employee, or a Covered Employee who would be an Eligible Employee but for the fact that he has not yet satisfied the applicable age and service requirements set forth in Section 2.3, may elect to make a Rollover Contribution pursuant to Section 7.1. Any such person who is not already an Active Participant shall become an Active Participant on the date his Rollover Contribution is received by the Trustee.

2.10 Data. Each Employee shall furnish to the Committee such data as the Committee may consider necessary for the determination of the Employee’s rights and benefits under the Plan and shall otherwise cooperate fully with the Committee in the administration of the Plan.

ARTICLE III

CONTRIBUTIONS TO THE PLAN

3.1 Salary Reduction Contributions.

(a)	When an Eligible Employee files an election under Section 2.4 to have Salary Reduction Contributions made on his behalf, he shall elect the percentage by which his Compensation shall be reduced on account of such Salary Reduction Contributions. Subject to Sections 3.9 and 3.10, this percentage may be between one percent (1%) and fifteen percent (15%) of such Compensation, rounded to the nearer whole percent. The Participating Company shall contribute an amount equal to such percentage of the Eligible Employee’s Compensation to the Fund for credit to the Eligible Employee’s Salary Reduction Account provided that such contributions may be prospectively limited as provided in Section 3.10.

(b)	Effective on any Entry Date after December 1, 2001 as determined by the Committee and announced to Participants, each Participant who does not enroll through the means provided by the Committee on or before the enrollment deadline specified by the Committee shall be deemed to elect that 2% of his or her Compensation be contributed to the Plan as a contribution to his or her Salary Reduction Account. His or her Compensation will be reduced by an equal amount. A Participant who is deemed to have made such election shall be entitled to change that election (and reduce, increase or eliminate such Contributions as provided in Section 3.3). If and when such deemed elections are implemented by the Committee, the Committee also shall make available to Participants a means to decline the opportunity for automatic Salary Reduction Contributions, and shall concurrently provide a clear explanation of the consequences of failing to respond on a timely basis.

(c)	Salary Reduction Contributions made on behalf of an Eligible Employee under this Plan, together with elective deferrals under any other plan or arrangement maintained by any Participating Company or Affiliated Company, shall not exceed the dollar limitation under section 402(g) of the Code (as indexed). To the extent necessary to satisfy this limitation for any year:

(1) elections under Subsection (a) of this Section shall be prospectively restricted; and,

(2) after application of Subparagraph (1), the excess Salary Reduction Contributions and excess elective deferrals under any other plan or arrangement maintained by any Participating Company or Affiliated Company (with earnings thereon, but reduced by any amounts previously distributed under Subsection 3.10(a) for the year) shall be paid to the Participant on or before the April 15 first following the calendar year in which such contributions were made.

If the Salary Reduction Contributions plus elective deferrals described above do not exceed such limitation, but Salary Reduction Contributions, plus the elective deferrals, as defined in section 402(g)(3) of the Code, under any other plan for any Participant exceed such limitation for any calendar year, upon the written request of the Participant made on or before the March 1 first following such calendar year, the excess, including any earnings attributable thereto, designated by the Participant to be distributed from the Plan shall be paid to the Participant on or before the April 15 first following such calendar year.

3.2 Change of Percentage Rate. A Participant may, without penalty, change the percentage of Compensation designated by him as his contribution rate under Subsection 3.1(a), to any percentage permitted by such Subsection, and such percentage shall remain in effect until so changed. Any such change shall become effective as soon as administratively feasible, but no earlier than the first day of the Payroll Period coincident with or next following the January 1 or July 1, which immediately follows receipt of the change by the Committee.

3.3 Discontinuance of Salary Reduction Contributions. A Participant may discontinue his Salary Reduction Contributions at any time. Such discontinuance shall become effective as soon as administratively feasible on the first day of the Payroll Period next following receipt of the discontinuance by the Committee. A Participant who discontinues his Salary Reduction Contributions may elect to resume his Salary Reduction Contributions, which election shall be effective as soon as administratively feasible, but no earlier than the first day of the Payroll Period coincident with or next following the first business day of any month which immediately follows receipt of the election by the Committee.

3.4 Matching Contribution. Subject to the limitations under Section 3.9 and the maximum allocation limitations under Section 3.11, the Participating Company shall contribute to the Fund for each Plan Year an amount equal to a specified percentage of all Participants’ Salary Reduction Contributions for such Plan Year, provided that (1) such contributions may be prospectively limited as provided in Section 3.10 and (2) the contribution under this Section for any Plan Year shall not cause the total contributions by the Participating Company to exceed the maximum allowable current deduction under the applicable provisions of the Code. The specified percentage that shall apply in any Plan Year, or in any portion of a Plan Year, shall be determined by the Board of Directors and communicated to all Eligible Employees prior to the date on which they are first entitled to make Salary Reduction Contributions for such Plan Year, or such portion of a Plan Year.

(a)	Effective with the Plan Year beginning January 1, 1997, the Participating Company contributed to the Plan a Matching Contribution in the amount of thirty percent (30%) of that portion of the Salary Reduction Contribution made out of the Participant’s Compensation for any payroll period, or other period, in the Plan Year, which did not exceed (1) six percent (6%) of such Compensation or (2) that portion of the Participant’s Salary Reduction Contribution made out of such Compensation which is not returned to the Participant pursuant to Section 3.10.

(b)	For the Plan Year beginning January 1, 1998 and for each Plan Year thereafter until so modified as permitted under Section 3.4(a) above, the Participating Company shall contribute to the Plan a Matching Contribution in the amount of fifty percent (50%) of that portion of the Salary Reduction Contribution made out of the Participant’s Compensation for any payroll period, or other period, in the Plan Year, which does not exceed (1) six percent (6%) of such Compensation or (2) that portion of the Participant’s Salary Reduction Contribution made out of such Compensation which is not returned to the Participant pursuant to Section 3.10.

3.5 Profit Sharing Contribution.

(a)	(1) Each Participating Company shall contribute to the Fund for each Plan Year such amount as shall be determined by the Board of Directors as of the close of the Participating Company’s fiscal year, provided that the contribution for any Plan Year shall not cause the total contributions by the Participating Company to exceed the maximum allowable current deduction under the applicable provisions of the Code.

(2) Such contributions by any Participating Company shall be allocated to the Profit Sharing Accounts of Profit Sharing Participants who are Employees of such Participating Company and who are eligible to share in Profit Sharing Contributions in accordance with Section 2.7, in proportion to their Compensation for the portion of the Plan Year during which each is a Profit Sharing Participant.

(3) Except with respect to tax deductibility, the Profit Sharing Contribution by any Participating Company for any Plan Year shall include both the amount contributed by the Participating Company for such Plan Year and the amount of Profit Sharing Contributions forfeited during such Plan Year by Employees or former Employees of the Participating Company.

(b)

If any Participating Company is prevented from making a contribution which it would otherwise have been required to make under the Plan, because its current or accumulated earnings are less than the contribution which it would otherwise have made, then so much of the contribution which the Participating Company was prevented from making may be made, for the benefit of the Participants, by another company or companies which together with it are members of an affiliated group of corporations within the meaning of section 1504 of the Code, to the extent of the current or accumulated earnings of the contributing company. However, if the affiliated group of corporations does not file a consolidated federal income tax return, such contribution by each such other company shall be limited to that proportion of its total current and accumulated earnings, remaining after adjustment for its contribution deductible for federal income tax purposes without reference to this Subsection, which the total prevented contribution bears to the total current and accumulated earnings of all companies which are members of the group, remaining after adjustment for all contributions deductible for federal income tax purposes without regard to this Subsection.

3.6 Fail-Safe Contribution. For any Plan Year for which it is determined that the limitation(s) of Subsections (a), (b) or (c) of Section 3.9 has or have been exceeded, the Board of Directors, or the chief executive officer of the Company acting without Board approval, in its or his discretion, may authorize and direct each Participating Company to make a Fail-Safe Contribution in an amount determined by the Board of Directors or the chief executive officer of the Company. Subject to Section 3.11, the Fail-Safe Contribution for any Plan Year shall be allocated to the Fail-Safe Contribution Accounts of those Participants specified by the Committee and in the manner determined by the Committee; provided that no Fail-Safe Contribution shall be allocated to the account of any individual who was a Highly Compensated Employee for such Plan Year.

3.7 Timing and Deductibility of Contributions. Profit Sharing, Matching, and Fail-Safe Contributions for any Plan Year under this Article shall be made no later than the last date on which amounts so paid may be deducted for Federal income tax purposes for the taxable year of the employer in which the Plan Year ends. All Participating Company contributions are expressly conditioned upon their deductibility for Federal income tax purposes. Amounts contributed as Salary Reduction Contributions, or Rollover Contributions will be remitted to the

Trustee as soon as practicable, but no later than 90 days after the date on which such contributions were received or withheld from the Participant’s Compensation.

3.8 Fund. The contributions deposited by the Participating Company in the Fund in accordance with this Article shall constitute a fund held for the benefit of Participants and their eligible beneficiaries under and in accordance with this Plan. No part of the principal or income of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their eligible beneficiaries (including necessary administrative costs); provided that in the case of a contribution made by the Participating Company as a mistake of fact, or for which a tax deduction is disallowed, in whole or in part, by the Internal Revenue Service, the Participating Company shall be entitled to a refund of said contributions, which must be made within one year after payment of a contribution made as a mistake of fact, or within one year after disallowance of the tax deduction, to the extent of such disallowance.

3.9 Limitation on Salary Reduction Contributions and Matching Contributions.

(a)	Actual Deferral Percentage Test. For any Plan Year, the Average Actual Deferral Percentage for the Highly Compensated Eligible Employees shall not exceed the greater of:

(1) one hundred twenty-five percent (125%) of the Average Actual Deferral Percentage for all other Eligible Employees; or

(2) the lesser of:

(A) two hundred percent (200%) of the Average Actual Deferral Percentage for all other Eligible Employees; or

(B) two percent (2%) plus the Average Actual Deferral Percentage for all other Eligible Employees.

(b)	Actual Contribution Percentage Test. For any Plan Year, the Average Contribution Percentage for the Highly Compensated Eligible Employees shall not exceed the greater of:

(1) one hundred twenty-five (125%) of the Average Contribution Percentage for all other Eligible Employees; or

(2) the lesser of:

(A) two hundred percent (200%) of the Average Contribution Percentage for all other Eligible Employees; or

(B) two percent (2%) plus the Average Contribution Percentage for all other Eligible Employees.

(c)	Multiple Use of Alternative Limitation Test. For any Plan Year, the sum of the Average Actual Deferral Percentage and the Average Contribution Percentage for the Highly Compensated Eligible Employees shall not exceed the greater of:

(1) the sum of:

(A) one hundred twenty-five percent (125%) of the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; plus

(B) the lesser of:

(i) two hundred percent (200%) of the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; or

(ii) two percent (2%) plus the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; or

(2) the sum of:

(A) one hundred twenty-five percent (125%) of the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; plus

(B) the lesser of:

(i) two hundred percent (200%) of the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; or

(ii) two percent (2%) plus the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees.

(d)	If the Plan and any other plan(s) maintained by a Participating Company or an Affiliated Company are treated as a single plan for purposes of section 401(a)(4) or section 410(b) of the Code, the limitations in Subsections (a) through (c) of this Section shall be applied by treating the Plan and such other plan(s) as a single plan.

(e)	The application of this Section shall satisfy sections 401(k) and 401(m) of the Code and regulations thereunder and such other requirements as may be prescribed by the Secretary of the Treasury.

3.10 Prevention of Violation of Limitation on Salary Reduction Contributions and Matching Contributions. The Committee shall monitor the level of Participants’ Salary Reduction Contributions and Matching Contributions and elective deferrals, employee contributions, and employer matching contributions under any other qualified retirement plan maintained by a Participating Company or any Affiliated Company to insure against exceeding the limits of Section 3.9. To the extent practicable, the Plan Administrator may prospectively limit (i) some or all of the Highly Compensated Eligible Employees’ Salary Reduction Contributions to reduce the Average Actual Deferral Percentage of the Highly Compensated Eligible Employees to the extent necessary to satisfy Subsection 3.9(a) and/or (ii) some or all of the Highly Compensated Eligible Employees’ Matching Contributions to reduce the Average Contribution Percentage of the Highly Compensated Eligible Employees to the extent necessary to satisfy Subsection 3.9(b) and/or (iii) some or all of the Highly Compensated Eligible Employees’ Salary Reduction Contributions, and Matching Contributions to the extent necessary to satisfy Subsection 3.9(c).

(a)	Correction of ADP Test. With regard to the Actual Deferral Percentage test, if the Committee determines after the end of the Plan Year that the limits of Section 3.9 may be or have been exceeded, it shall take the appropriate following action for such Plan Year:

(1) Reduce Average Actual Deferral Percentages.

(A) The Average Actual Deferral Percentage for the Highly Compensated Eligible Employees shall be reduced to the extent necessary to satisfy Subsection 3.9(a).

(B) The reduction shall be accomplished by reducing the maximum Actual Deferral Percentage for any Highly Compensated Eligible Employee to an adjusted maximum Actual Deferral Percentage, which shall be the highest Actual Deferral Percentage that would cause one of the tests in Subsection 3.9(a) to be satisfied, if each Highly Compensated Eligible Employee with a higher Actual Deferral Percentage had instead the adjusted maximum Actual Deferral Percentage, reducing the Highly Compensated Eligible Employee’s Salary Reduction Contributions and elective deferrals under any other qualified retirement plan maintained by the Participating Company or any Affiliated Company (less any amounts previously distributed under Section 3.1 for the year) in order, beginning with the Highly Compensated Eligible Employee(s) with the highest Actual Deferral Percentage.

(C) Not later than the end of the Plan Year following the close of the Plan Year for which the Salary Reduction Contributions were made, the difference between a Highly Compensated Eligible Employee’s Actual Deferral Percentage and the Highly Compensated Eligible Employee’s adjusted maximum Actual Deferral Percentage shall be paid to the Highly Compensated Eligible Employee, with earnings attributable thereto (as determined in accordance with applicable Treasury regulations); provided, however, that for any Participant who is also a participant in any other qualified retirement plan maintained by the Participating Company or any Affiliated Company under which the Participant makes elective deferrals for such year, the Committee shall coordinate corrective actions under this Plan and such other plan for the year.

(2) Make a Fail-Safe Contribution. In lieu of or in addition to the action described in Paragraph (a)(1) of this Section, the Participating Company shall, if so directed by the Company, make a Fail-Safe Contribution under Section 3.6, which contribution shall be allocated among the Fail-Safe Contribution Accounts of only those Eligible Employees who are specified by the Committee and who are not Highly Compensated Eligible Employees, in an amount necessary to satisfy at least one of the tests in Subsection 3.9(a). Fail-Safe Contributions made pursuant to this Paragraph (a)(2) shall be accounted for separately, shall be 100% nonforfeitable and shall be eligible for withdrawal only to the extent provided under Article VIII.

(b)	Correction of ACP Test. With regard to the Actual Contribution Percentage test, if the Committee determines after the end of the Plan Year that the limits of Section 3.9 may be or have been exceeded, it shall take the appropriate following action for such Plan Year:

(1) Reduce Average Contribution Percentages.

(A) The Average Contribution Percentage for the Highly Compensated Eligible Employees shall be reduced to the extent necessary to satisfy at least one of the tests in Subsection 3.9(b).

(B) The reduction shall be accomplished by reducing the maximum Contribution Percentage for any Highly Compensated Eligible Employee to an adjusted maximum Contribution Percentage, which shall be the highest Contribution Percentage that would cause one of the tests in Section 3.9 to be satisfied, if each Highly Compensated Eligible Employee with a higher Contribution Percentage had instead the adjusted maximum Contribution Percentage, reducing, in the following order of priority, the Highly Compensated Eligible Employees’ Matching Contributions and employee contributions and employer matching contributions under any other qualified retirement plan maintained by the Participating Company or an Affiliated Company, in order beginning with the Highly Compensated Eligible Employee(s) with the highest Contribution Percentage.

(C) Not later than the end of the Plan Year following the close of the Plan Year for which such contributions were made, the difference between a Highly Compensated Eligible Employee’s Contribution Percentage and the Highly Compensated Eligible Employee’s adjusted maximum Contribution Percentage, with earnings attributable thereto (as determined in accordance with applicable Treasury regulations), at the Committee’s direction, shall be paid to the Highly Compensated Eligible Employee; provided, however, that, for any Participant who is also a participant in any other qualified retirement plan maintained by the Participating Company or any Affiliated Company under which the Participant makes employee contributions or is credited with employer matching contributions for the year, the Committee shall coordinate corrective actions under this Plan and such other plan for the year.

(2) Make a Fail-Safe Contribution. In lieu of or in addition to the action described in Paragraph (b)(1) of this Section, the Participating Company shall, if so directed by the Company, make a Fail-Safe Contribution under Section 3.6, which contribution shall be allocated among the Fail-Safe Contribution Accounts of only those Eligible Employees who are specified by the Committee and who are not Highly Compensated Eligible Employees, in an amount necessary to satisfy at least one of the tests in Subsection 3.9(b). Fail-Safe Contributions made pursuant to this Paragraph (b)(2) shall be accounted for separately, shall be 100% nonforfeitable and shall be eligible for withdrawal only to the extent provided under Article VIII.

(c)	Correction of Multiple Use Test. With regard to the Multiple Use of Alternative Limitation test, if the Committee determines after the end of the Plan Year that the limits of Section 3.9 may be or have been exceeded, it shall take the appropriate following action for such Plan Year:

(1) The Average Contribution Percentage and/or the Average Actual Deferral Percentage (as determined under Subparagraph (2) below) for the Highly Compensated Eligible Employees shall be reduced to satisfy the test in Subsection 3.9(c) in a manner and to the extent determined by the Committee.

(2) The reduction(s) shall be accomplished in the same manner as is set forth in Subsections (a) and (b) of Section 3.10, whichever is appropriate. A reduction to the Average Actual Deferral Percentage shall be charged against the appropriate Highly Compensated Eligible Employees’ Salary Reduction Accounts. A reduction to the Average Contribution Percentage shall be charged against the appropriate Highly Compensated Eligible Employees’ Matching Contribution Accounts. Notwithstanding the foregoing, for any Participant who is also a participant in any other qualified retirement plan maintained by a Participating Company or any Affiliated Company under which the Participant makes employee contributions or elective deferrals or is credited with employer matching contributions for such year, the Committee shall coordinate corrective actions under this Plan and such other plan for the year.

(d)	Effect of Correction on Matching Contributions. If the corrective payment to a Highly Compensated Eligible Employee of his Salary Reduction Contributions pursuant to Subparagraph (a)(1)(C) or Subsection (c) of this Section causes Matching Contributions made on his behalf for the Plan Year (excluding such Matching Contributions that were paid to the Participant pursuant to Subsection (b) or Subsection (c) of this Section) to exceed the specified percentage of his remaining Salary Reduction Contributions for the Plan Year, the Matching Contributions in excess of the specified percentage of his Salary Reduction Contributions for the Plan Year that were not distributed to him shall be forfeited, and used to offset future Matching Contributions. For this purpose, the specified percentage shall be the percentage described in Section 3.4.

(e)	Coordination of Corrective Actions. If the Plan and any other plan maintained by a Participating Company or an Affiliated Company are treated as a single plan pursuant to Subsection 3.9(e), the Committee shall coordinate corrective actions under the Plan and such other plan for the year.

3.11 Maximum Allocation. The provisions of this Section shall be construed to comply with section 415 of the Code.

(a)	Notwithstanding anything in this Plan to the contrary, in no event shall the sum of:

(1) any Matching Contributions, Profit Sharing Contributions, Fail-Safe Contributions, Salary Reduction Contributions and other employer contributions, forfeitures, and any employee contributions allocated for any Limitation Year to any Participant (including any such amounts distributed pursuant to Section 3.10 but not amounts distributed pursuant to Subsection 3.1(b)) under this and any other defined contribution plan maintained by the Participating Company or any 50% Affiliated Company; plus

(2) all amounts allocated to any Participant after March 31, 1984, to an individual medical account (within the meaning of Code section 415(l)(2)) which is part of a pension or annuity plan maintained by a Participating Company or any 50% Affiliated Company; plus

(3) all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to a separate account of a Participant who is a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund maintained by a Participating Company or any 50% Affiliated Company;

exceed the lesser of $30,000 (or such other dollar limitation in effect for the Limitation Year under section 415(c)(1)(A) of the Code) or twenty-five percent (25%) of such Participant’s Compensation for the Limitation Year. The 25% Compensation limitation shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an annual addition under section 415(l)(1) or 419A(d)(2) of the Code.

(b)	If the amount otherwise allocable to the Account of a Participant would exceed the amount described in Subsection (a) of this Section as a result of the reallocation of forfeitures, a reasonable error in estimating the Participant’s Compensation, a reasonable error in determining the amount of Salary Reduction Contributions that may be made with respect to the Participant under the limits of this Section, or such other circumstances as permitted by law, the Committee shall determine which portion, if any, of such excess amount is attributable to the Participant’s Salary Reduction Contributions and the related Matching Contributions. From such portion, the Committee shall distribute the amount of Salary Reduction Contributions and earnings thereon to the Participant as soon as is administratively feasible, and shall direct the Trustee to return to the appropriate Participating Company the amount of the related Matching Contributions.

(c)

If, in any Limitation Year which begins prior to January 1, 2000, a Participant in this Plan is also a participant in one or more defined benefit plans maintained by the Participating Company or any 50% Affiliated Company, the projected annual benefit referred to in Paragraph (c)(1) shall be reduced, if necessary, so that the sum of the fractions described in (1) and (2) does not exceed 1.0 for such Limitation Year.

(1) Defined Benefit Fraction—a fraction, the numerator of which is the Participant’s projected annual benefit under all such defined benefit pension plans determined as of the close of the limitation years of such plans, and the denominator of which is the lesser of:

(A) 1.25 x $90,000 (or such other dollar limitation determined for the Limitation Year under section 415(b)(1)(A) of the Code); or

(B) one hundred forty percent (140%) of the Participant’s highest average Compensation over any three consecutive calendar years; provided, however, that the denominator of the defined benefit fraction shall be determined after taking into account any adjustments to the dollar limit described in Subparagraph (A) or to the compensation limit described in Subparagraph (B) prescribed by sections 415(b) or 415(d) of the Code, as appropriate. For the purpose of this Paragraph (1), “projected annual benefit” means the annual benefit to which a Participant would be entitled under the terms of a defined benefit plan if he had continued employment until his normal retirement date under such plan and if his compensation counted for the purpose of such plan had continued at the same rate.

(2) Defined Contribution Fraction—a fraction, the numerator of which is the sum of the annual additions to the Participant’s accounts under all defined contribution plans sponsored by the Participating Company or any 50% Affiliated Company for all limitation years, and the denominator of which is the sum of the lesser of the following amounts, determined for each of such limitation years and for each prior limitation year of service with the Participating Company or 50% Affiliated Company:

(A) 1.25 x $30,000 (or such other dollar limitation in effect for the Limitation Year under section 415(c)(1)(A) of the Code); or

(B) twenty-five percent (25%) of the Participant’s Compensation for such limitation year.

3.12 Reemployment of Veterans. The provisions of this Section 3.12 shall apply in the case of the reemployment by a Participating Company of an Employee, within the period prescribed by laws relating to the rights of reemployed veterans, after the Employee’s completion of a period of qualified military service (as defined in Section 414(u)(5) of the Code.) The provisions of this Section 3.12 are intended to provide such Employees with the rights required by Section 414(u) of the Code, and shall be interpreted in accordance with such intent.

An Employee participating in the Plan after completion of a period of qualified military service shall be credited with a Year of Vesting Service for any Plan Year during which he is in qualified military service if the Employee would have completed 1,000 Hours of Service in such

Plan Year, but for the qualified military service (based on the Employee’s work schedule as in effect on the date such military service began, as determined by the Participating Company). In addition, such Employee shall be permitted to make additional Salary Reduction Contributions and shall be entitled to Matching Contributions with respect to any such additional Salary Reduction Contributions in accordance with the following subsections:

(a)	Such Employee shall be entitled to have his employer make Salary Reduction Contributions under the Plan (“Make Up Deferrals”), in addition to any Salary Reduction Contributions which the Employee elects to have made under the terms of the Plan. From time to time while employed by a Participating Company, such Employee may elect to have his Employer contribute such Make Up Deferrals during the period beginning on the date of such Employee’s reemployment and ending on the earlier of:

(i) the end of the period equal to the product of three and such Employee’s period of qualified military service, and

(ii) the fifth anniversary of the date of such reemployment.

Such Employee shall not be permitted to elect to have his employer contribute Make Up Deferrals to the Plan in an amount in excess of he amount which the Employee could have elected to have made under Section 3.1 hereof as Salary Reduction Contributions if the Employee had continued in employment with his employer during such period of qualified military service. The manner in which an Employee may elect to have his employer contribute

Make Up Deferrals pursuant to this subsection (a) shall be prescribed by the Participating Company which employs him.

(b)	An Employee who elects to have his employer contribute Make Up Deferrals as described in subsection (a) above shall be entitled to an allocation of Matching Contributions (“Make Up Matching Contributions”) in an amount equal to the amount of Matching Contributions that would have been allocated to the Matching Contribution Account of such Employee under the Plan if such Make Up Deferrals had been made during the period of such Employee’s qualified military service (as determined pursuant to Section 414(u) of the Code). The amounts necessary to make such allocation of Make Up Matching Contributions shall be derived from available forfeitures or, if such forfeitures are less than the amount of Make Up Matching Contributions that must be allocated to any Employee’s Matching Contribution Account, then the Employee’s employer shall make a special contribution which shall be utilized solely for purposes of such allocation.

(c)	An Employee’s “Compensation,” during any period of qualified military service, shall be determined in accordance with Section 414(u) of the Code.

(d)

Any contributions of Make Up Deferrals made by a Participating Company on behalf of an Employee and any contributions of Make Up Matching Contributions made by such employer, in either case, pursuant to this Section 3.12 on account of a period of qualified military service in a prior Plan Year and any allocations of such contributions to an Employee shall not be subject to the limitations prescribed by Sections 3.9 and 3.11 hereof for the Plan Year in which such contributions and allocations are made, but, instead, shall be subject to such limits for the Plan Year to which contributions and allocations relate. In addition, such contributions shall not be included in computing an Employee’s Actual Deferral Percentage or his Contribution Percentage for any Plan Year.

ARTICLE IV

PARTICIPANTS’ ACCOUNTS

4.1 Accounts. All contributions and earnings thereon may be invested in one commingled Fund for the benefit of all Participants. However, in order that the interest of each Participant may be accurately determined and computed, separate Accounts shall be maintained for each Participant and each Participant’s Accounts shall be made up of subaccounts reflecting his investment elections pursuant to Section 11.5. These Accounts shall represent the Participant’s individual interest in the Fund. All contributions shall be credited to Participants’ Accounts as set forth in Article III.

4.2 Valuation. The value of each Investment Medium in the Fund shall be computed by the Trustee as of the close of business on each Valuation Date on the basis of the fair market value of the assets of the Fund.

4.3 Apportionment of Gain or Loss. The value of each Investment Medium in the Fund, as computed pursuant to Section 4.2, shall be compared with the value of such Investment Medium in the Fund as of the preceding Valuation Date. Any difference in the value, not including contributions or distributions made since the preceding Valuation Date, shall be the net increase or decrease of such Investment Medium in the Fund, and such amount shall be ratably apportioned by the Trustee or the Insurance Company on its books, among the Participants’ Accounts which are invested in such Investment Medium at the current Valuation Date.

4.4 Accounting for Allocations. The Committee shall establish or provide for the establishment of accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants’ Accounts provided for in this Article. From time to time, such procedures may be modified for the purpose of achieving equitable and non-discriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Article.

ARTICLE V

DISTRIBUTION

5.1 General. The interest of each Participant in the Fund shall be distributed in the manner, in the amount, and at the time provided in this Article, except as provided in Article VIII and except in the event of the termination of the Plan. The provisions of this Article shall be construed in accordance with section 401(a)(9) of the Code and regulations thereunder, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code.

5.2 Separation from Service. A Participant who has a Separation from Service for reasons other than death or Total Disability shall have his nonforfeitable interest in his Account paid to him or applied for his benefit in accordance with the provisions of this Article.

5.3 Death. If a Participant dies before his entire nonforfeitable interest in his Account has been paid to him, his remaining nonforfeitable interest shall be paid to, or applied for the benefit of, his beneficiary in accordance with the provisions of this Article.

5.4 Total Disability.

(a)	If a Participant who is an Employee suffers a Total Disability and has a Separation from Service due to his Total Disability, his Account shall be paid to him or applied for his benefit in accordance with the provisions of this Article following the determination of his Total Disability and his Separation from Service.

(b)	Total Disability shall be determined by the Committee, which may consult with a medical examiner selected by it. The medical examiner shall have the right to make such physical examinations and other investigations as may be reasonably required to determine Total Disability.

5.5 Valuation for Distribution.

(a)	For the purposes of paying the amounts to be distributed to a Participant or his beneficiaries under the provisions of this Article, the value of the Fund and the amount of the Participant’s nonforfeitable interest shall be determined in accordance with the provisions of Article IV as of the Valuation Date coincident with or immediately preceding the date of any payment under this Article, except that on and after June 1, 1994 the Participant’s nonforfeitable interest shall be determined as of the Valuation Date coincident with or preceding the date of payment which is as close as administratively feasible to the date of payment. Such amount shall be adjusted to take into account any additional contributions and forfeitures, if any, which have been or are to be allocated to the Participant’s Account since that Valuation Date, and any distributions or withdrawals made since that date.

(b)	Notwithstanding the above, the Participants’ Account shall be reduced by the amount necessary to repay any outstanding loan from the Plan and interest thereon to the date the Committee declares such loan satisfied, unless such loan is repaid as provided in Section 9.4(e).

5.6 Timing of Distribution.

(a)	Separation For Reason Other Than Death. Any Participant who has a Separation from Service for any reason other than death shall be entitled to receive his nonforfeitable interest in his Account, pursuant to the following rules:

(1) Except as provided in Paragraph (a)(2), if the Participant’s nonforfeitable interest in his Account is $5,000 or less ($3,500 before 1998), or the Participant has attained Normal Retirement Age, the Participant’s Benefit Commencement Date shall be the earliest practicable date following the Valuation Date coincident with or next following his Separation from Service.

(2) If the Participant has not attained Normal Retirement Age and his nonforfeitable interest exceeds, or has ever exceeded at the time of any prior distribution, $5,000 (or $3,500 prior to 1998), his Benefit Commencement Date shall be the earliest practicable date following the Valuation Date coincident with or next following his Separation from Service, except that, if the Participant does not consent to such distribution, distribution of his benefits shall commence on any later date elected by the Participant, that is not later than his Normal Retirement Date, at which time his nonforfeitable interest shall be automatically paid to him. A Participant’s election to receive payment prior to his Normal Retirement Date may be made no earlier than 90 days prior to the Benefit Commencement Date elected by the Participant. The Committee shall inform each Participant who is subject to this Paragraph (a)(2) of his right to defer distribution. Such notice shall be furnished not less than 30 days nor more than 90 days prior to the date of any distribution that occurs prior to the earlier of his death or his Normal Retirement Date. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under § 1.411(a)-11(c) of the Treasury Regulations, i.e., the notice required by the preceding sentence is given, provided that:

(A) the Committee clearly informs the Participant that the Participant has a right for a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(B) the Participant, after receiving the notice, affirmatively elects a distribution.

(3) Notwithstanding the foregoing, the Participant’s Benefit Commencement Date shall be no later than the 60th day following the close of the Plan Year in which the Participant attains his Normal Retirement Age or has a Separation from Service, whichever occurs last. In no event, however, shall a Participant’s Benefit Commencement Date be later than his Required Beginning Date. In the event the Participant defaults on an outstanding loan such that the unpaid balance becomes due and payable pursuant to Article IX and the Participant fails to repay the loan in accordance with Section 9.4(e), that portion of the Participant’s Account pledged as security for the loan shall be applied to repay the loan and shall be deemed distributed to the Participant within 60 days of the default; in which case, the Participant may defer commencement of the balance of his Account as described above.

(b)	Death of Participant. If a Participant dies before his entire nonforfeitable interest in his Account has been paid to him, his remaining nonforfeitable interest shall be distributed to his beneficiary commencing as soon as practicable following the Participant’s death.

(c)	This Section shall apply to all Participants, including Participants who had a Separation from Service or ceased to be Covered Employees prior to January 1, 1989.

5.7 Mode of Distribution.

(a)	Notwithstanding any other provision in this Article to the contrary, if a Participant has a Separation from Service prior to Normal Retirement Age for any reason other than Total Disability, or if the Participant’s nonforfeitable interest under the Plan as of his Separation from Service or death, whichever applies, does not exceed and has never exceeded at the time of any prior distribution, $5,000 (or $3,500 prior to 1998), the nonforfeitable interest of such Participant shall be paid to the Participant (or his beneficiary) in a single sum.

(b)	Normal Retirement or Total Disability. Except as provided to the contrary in this Article, a Participant who has a Separation from Service at or after his Normal Retirement Age, or on account of Total Disability, may elect in writing to have his nonforfeitable interest paid to him or applied for his benefit in accordance with either of the following modes of payment:

(1) a single sum payment; or

(2) approximately equal monthly, quarterly, semi-annual or annual installments over a period not to exceed the lesser of:

(A) the life expectancy of the Participant or the joint and survivor life expectancy of the Participant and his beneficiary (with such life expectancy to be determined in accordance with applicable regulations under the Code); or

(B) unless the sole beneficiary is the Participant’s spouse, the maximum number of years determined under Table II of Schedule A.

(c)	Death. Benefits payable under Section 5.3 upon the death of a Participant shall be distributed in a single sum payment; provided, however, that if a Participant dies after having begun to receive installment payments pursuant to Subsection 5.7(b), his beneficiary may elect that the balance of the Participant’s nonforfeitable interest under the Plan, if any, shall continue to be paid to the beneficiary in the same manner as in effect prior to the Participant’s death for the remaining scheduled term of such payments. Notwithstanding the foregoing, in the event that the Participant’s death constitutes a default on an outstanding loan such that the unpaid balance becomes due and payable pursuant to Article IX and the beneficiary fails to repay the loan in accordance with Section 9.4(e), that portion of the Participant’s Account pledged as security for the loan shall be applied to repay the loan and shall be deemed distributed to the beneficiary within 60 days of the default; in which case, the beneficiary shall receive the balance of the Participant’s Account in accordance with this Subsection.

(d)	Election Prior to Benefit Commencement Date. Except as provided in this Article, a Participant or beneficiary may elect the mode of payment at any time prior to his Benefit Commencement Date. Such election shall be on a form prescribed by the Committee. If a Participant, or a beneficiary entitled to benefits under Section 5.3 upon the death of a Participant who had begun to receive installment payments pursuant to Subsection 5.7(b), fails to make a valid election under this Section, the value of the Participant’s Account shall be distributed as a single sum payment.

(e)	With respect to a Participant’s Transfer Account, the provisions of Sections 5.11 and 5.12 shall control.

5.8 Beneficiary Designation.

(a)	Except as provided in this Section and in Section 5.11, a Participant may designate the beneficiary or beneficiaries who shall receive, on or after his death, his interest in the Fund. Such designation shall be made by executing and filing with the Committee a written instrument in such form as may be prescribed by the Committee for that purpose. Except as provided in this Section and Section 5.11, the Participant may also revoke or change, at any time and from time to time, any beneficiary designations previously made. Such revocations and/or changes shall be made by executing and filing with the Committee a written instrument in such form as may be prescribed by the Committee for that purpose. If a Participant names a trust as beneficiary, a change in the identity of the trustees or in the instrument governing such trust shall not be deemed a change in beneficiary.

(b)	Validity. No designation, revocation, or change of beneficiaries shall be valid and effective unless and until filed with the Committee.

(c)	Designation of Non-spouse Beneficiary. A Participant who does not establish to the satisfaction of the Committee that he has no spouse may not designate someone other than his spouse to be his beneficiary unless:

(1) (A) such spouse (or the spouse’s legal guardian if the spouse is legally incompetent) executes a written instrument whereby such spouse consents not to receive such benefit and consents either:

(i) to the specific beneficiary or beneficiaries designated by the Participant; or

(ii) to the Participant’s right to designate any beneficiary without further consent by the spouse; and

(B) such instrument acknowledges the effect of the election to which the spouse’s consent is being given; and

(C) such instrument is witnessed by a Plan representative or notary public; or

(2) the Participant:

(A) establishes to the satisfaction of the Committee that his spouse cannot be located; or

(B) furnishes a court order to the Committee establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the spouse’s consent must be obtained; or

(3) the spouse has previously given consent in accordance with this Subsection and consented to the Participant’s right to designate any beneficiary without further consent by the spouse.

The consent of a spouse in accordance with this Subsection (c) shall not be effective with respect to other spouses of the Participant prior to the Participant’s Benefit Commencement Date, and an election to which Paragraph (2) of this Subsection (c) applies shall become void if the circumstances causing the consent of the spouse not to be required no longer exist prior to the Participant’s Benefit Commencement Date.

(d)	No Beneficiary. If a Participant has no beneficiary under Subsection (a) of this Section, if the Participant’s beneficiary(ies) predecease the Participant, or if the beneficiary(ies) cannot be located by the Committee, the interest of the deceased Participant shall be paid to the Participant’s estate.

Any designation by a Participant of the individual who is the Participant’s spouse at the time of the designation as the Participant’s Beneficiary automatically shall terminate and be of no effect upon the divorce of the Participant and such individual.

5.9 Recalculation of Life Expectancy. If a Participant’s Account is payable over the life expectancy of the Participant and/or his spouse and/or another beneficiary, the applicable life expectancy shall not be recalculated after the Benefit Commencement Date.

5.10 Transfer of Account to Other Plan.

(a)	If (1) a Participant entitled to receive a distribution from the Plan, either pursuant to this Article or pursuant to Article VIII, or (2) the spouse or former spouse of a Participant who is entitled to receive a distribution from the Plan pursuant to a qualified domestic relations order, directs the Committee to have the Trustee transfer the amount to be distributed directly to:

(1) an individual retirement account described in section 408(a) of the Code,

(2) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract),

(3) a qualified defined contribution retirement plan described in section 401(a) of the Code the terms of which permit the acceptance of rollover contributions, or

(4) an annuity plan described in section 403(a), the amount to be distributed shall be so transferred.

(b)	In addition, if a Participant’s surviving spouse is entitled to receive a distribution from the Plan under Section 5.3, and such surviving spouse directs the Committee to have the Trustee transfer the amount to be distributed directly to:

(1) an individual retirement account described in section 408(a) of the Code, or

(2) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), the amount to be distributed shall be so transferred.

(c)	The Participant, spouse or former spouse must specify the name of the plan to which the Participant, spouse or former spouse wishes to have the amount transferred, plus such other information as may be requested by the Committee, on a form and in a manner prescribed by the Committee.

(d)	Subsections (a) and (b) shall not apply to the following distributions:

(1) any distribution which is one of a series of substantially equal payments (not less frequently than annually) over either (A) a period of 10 years or more, or (B) a period equal to the life expectancy of the Participant or the joint life expectancy of the Participant and his beneficiary, or

(2) that portion of any distribution after the Participant’s Required Beginning Date that is required to be distributed to the Participant by the minimum distribution rules of section 401(a)(9) of the Code, or

(3) such other distributions as may be exempted by applicable statute or regulation from the requirements of section 401(a)(31) of the Code.

5.11 Distribution of Transfer Account. With respect to the Transfer Account of any Participant, the provisions of this Section and Section 5.12 shall supersede the prior provisions of this Article.

(a)	Normal Mode of Payment.

(1) The normal mode of payment for a Participant whose nonforfeitable interest in his Account exceeds (or has exceeded at the time of any prior distribution) $5,000 (or $3,500 prior to 1998) and who does not establish to the satisfaction of the Committee that he has no spouse as of his Benefit Commencement Date shall be an immediate joint and survivor annuity that is the

Actuarial Equivalent of the Participant’s Transfer Account, with monthly installments payable after the death of the retired Participant to his surviving spouse, if he leaves one, for the life of such surviving spouse in an amount equal to fifty percent (50%) of the benefit paid to the retired Participant during his life.

(2) The normal mode of payment for a Participant whose nonforfeitable interest in his Account exceeds (or has exceeded at the time of any prior distribution) $5,000 (or $3,500 prior to 1998) and who establishes to the satisfaction of the Committee that he has no spouse as of his Benefit Commencement Date shall be a single life annuity that is the Actuarial Equivalent of his Transfer Account with equal monthly installments payable to the retired Participant for his lifetime.

(3) Except as provided in Paragraphs (1) and (2) above, the normal mode of payment to a Participant whose nonforfeitable interest in his Account does not exceed $5,000 as of his Benefit Commencement Date ($3,500 prior to 1998) shall be a single sum payment of his entire nonforfeitable interest in his Transfer Account.

(b)	Optional Mode of Payment. A Participant whose nonforfeitable interest in his Account exceeds (or has exceeded at the time of any prior distribution) $5,000 ($3,500 prior to 1998) and who does not establish to the satisfaction of the Committee that he has no spouse on his Benefit Commencement Date may elect to receive an optional mode of payment under Section 5.12 with respect to his Transfer Account only if:

(1) (A) his spouse (or the spouse’s legal guardian if the spouse is legally incompetent) executes a written instrument whereby such spouse:

(i) consents not to receive the normal mode of payment described in Paragraph (a)(1) of this Section;

(ii) consents to the specific optional mode elected by the Participant or to the Participant’s right to choose any optional mode without any further consent by the spouse; and

(iii) if applicable, consents either:

(I) to the specific beneficiary or beneficiaries designated by the Participant pursuant to his election; or

(II) to the Participant’s right to designate any beneficiary or beneficiaries without further consent by the spouse; and

(B) such instrument acknowledges the effect of the election to which the spouse’s consent is being given and is witnessed by a Plan representative or a notary public; or

(2) the Participant:

(A) establishes to the satisfaction of the Committee that his spouse cannot be located; or

(B) furnishes a court order to the Committee establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the spouse’s consent must be obtained; or

(3) the spouse has previously given consent in accordance with this Subsection and consented to the Participant’s right to choose any optional mode and to designate any beneficiary without further consent by the spouse. The consent of a spouse in accordance with this Subsection (b) shall not be effective with respect to other spouses of the Participant prior to the Participant’s Benefit Commencement Date and an election to which Paragraph (2) of this Subsection applies shall become void if the circumstances causing the consent of the spouse not to be required no longer exist prior to the Participant’s Benefit Commencement Date.

(c)	Revocation of Optional Mode of Payment. A Participant may revoke an election under Subsection (b) of this Section. Such revocation may be made at any time during the election period in which such election can be made. Such revocation shall not void any prospectively effective consent given by his spouse in connection with the revoked election.

(d)	Written Explanation. The Committee shall provide to each Participant, no less than 30 days and no more than 90 days before his Benefit Commencement Date, a written explanation of:

(1) the terms and conditions of the normal mode of payment as described under Subsection (a) of this Section and of each optional mode of payment, including information explaining the relative values of each mode of payment, in accordance with applicable governmental regulations under section 401(a)(11) of the Code;

(2) the Participant’s right to waive the normal mode of payment and to elect an optional mode of payment and the effect of such waiver and election;

(3) the rights of the Participant’s spouse with respect to such waiver and election; and

(4) the Participant’s right to revoke an election to receive an optional mode of payment and the effect of such revocation.

(e)	Death of the Participant.

(1) Spousal Annuity. If such a Participant dies before his Benefit Commencement Date and has a surviving spouse, the Participant’s spouse shall receive an annuity for the life of the spouse that is the Actuarial Equivalent of the Participant’s nonforfeitable interest in his Transfer Account as of the date of his death. Such annuity may commence at any time following the date of the Participant’s death, as elected in writing by the spouse, but not later than December 31 of the calendar year in which the Participant would have attained Age 70-1/2.

(2) Alternative Modes of Payment. A Participant may elect to waive the spouse’s annuity described in Paragraph (1) of this Subsection (e) and have his Transfer Account be payable, in the event of his death prior to his Benefit Commencement Date, to his spouse or to a beneficiary other than his spouse, in accordance with either of the following modes of payment:

(A) a single sum payment.

(B) approximately equal monthly, quarterly, semi-annual or annual installments over a period not to exceed the lesser of:

(i) the life expectancy of the beneficiary (with such life expectancy determined in accordance with applicable regulations under the Code); or

(ii) unless the sole beneficiary is the Participant’s spouse, the maximum number of years determined under Table II of Schedule A.

Notwithstanding the foregoing, at any time before or after the commencement of installment payments to the beneficiary pursuant to Paragraph (2)(A) of this Subsection (e), the beneficiary shall have the right to instruct the Trustee to reduce the period over which such payments shall be made, and the Trustee shall adjust the amount of such installments accordingly.

Moreover, notwithstanding the foregoing provisions of this Subsection (3), any payments hereunder shall satisfy the following requirements:

(A) the entire interest in the Participant’s Transfer Account that is not payable to a beneficiary designated by the Participant shall be distributed within five years after the Participant’s death; and

(B) any portion of the Participant’s interest in his Transfer Account that is payable to a beneficiary designated by the Participant will be distributed either (i) within five years after the Participant’s death, or (ii) over the life of the beneficiary, or over a period certain not extending beyond the life expectancy of the beneficiary, commencing not later than the end of the calendar year following the calendar year in which the Participant died (or, if the designated beneficiary is the Participant’s surviving spouse, commencing not later than the end of the calendar year following the calendar year in which the Participant would have attained age 70 1/2.

(3) Valid Waiver of Spousal Annuity. A Participant’s election to waive the spousal annuity described in Subsection (1) shall not be valid if the Participant’s nonforfeitable interest in his Account exceeds (or has exceeded at the time of any prior distribution) $5,000 ($3,500 prior to 1998) unless:

(A) (i) his spouse (or the spouse’s legal guardian if the spouse is legally incompetent) executes a written instrument whereby such spouse:

(I) consents not to receive the spouse’s annuity described in Paragraph (1) of this Subsection (e); and

(II) if applicable, consents either:

(a) to the specific beneficiary or beneficiaries designated by the Participant pursuant to his waiver of the spouse’s annuity; or

(b) to the Participant’s right to designate any beneficiary or beneficiaries without further consent by the spouse; and

(ii) such instrument acknowledges the effect of the election to which the spouse’s consent is being given and is witnessed by a Plan representative or a notary public; or

(B) the Participant:

(i) establishes to the satisfaction of the Committee that his spouse cannot be located; or

(ii) furnishes a court order to the Committee establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the spouse’s consent must be obtained; or

(C) the spouse has previously given consent in accordance with this Subsection and consented to the Participant’s right to choose any optional mode of payment and to designate any beneficiary without further consent by the spouse. The consent of a spouse in accordance with this Paragraph (3) shall not be effective with respect to other spouses of the Participant prior to the Participant’s Benefit Commencement Date, and an election to which Subparagraph (B) of this Paragraph (3) applies shall become void if the circumstances causing the consent of the spouse not to be required no longer exist prior to the Participant’s Benefit Commencement Date.

(4) Time of Waiver. Such election may be made at any time during the period beginning on the first day of the Plan Year in which the Participant attains Age 35 and ending on the earlier of the date of his death or his Benefit Commencement Date. In the case of a Participant who has a Separation from Service prior to his attainment of Age 35, the period during which such election may be made with respect to benefits accrued as of his Separation from Service shall begin no later than the date of his Separation from Service.

(5) Spouse’s Election of Single Sum. The spouse of a deceased Participant who did not make the election described in Paragraph (2) of this Subsection (e) who is eligible to receive the annuity described in Paragraph (1) of this Subsection (e) may elect to receive the Participant’s nonforfeitable interest in his Transfer Account in a single sum in lieu of such annuity.

(6) Written Explanation. The Committee shall provide to each Participant a written explanation of:

(A) the terms and conditions of the spouse’s annuity under Paragraph (1) of this Subsection (e);

(B) the Participant’s and the spouse’s rights to waive the spouse’s annuity and the effect of such waiver;

(C) the rights of the Participant’s spouse with respect to the Participant’s waiver of such annuity; and

(D) the Participant’s right to revoke a waiver of the spouse’s annuity and the effect of such revocation.

(7) Timeliness of Written Explanation. The written explanation described in Paragraph (6) shall be provided once during the three-year period that begins on the first day of the Plan Year in which the Participant attains Age 32. In the case of an Employee who first becomes a Participant after he has attained Age 35, such written notice shall be provided no later than one year after the date the Employee first becomes a Participant. With regard to a Participant who has a Separation from Service before attaining Age 35, such written notice shall be provided no earlier than one year before and no later than one year after the Participant’s Separation from Service.

(f)	Annuity Forms of Payment. Annuity forms of payment shall be provided through the purchase of annuity contracts from an insurance company.

(g)	Use of Transfer Account as Security for Plan Loans. A Participant whose nonforfeitable interest in his Account exceeds (or has exceeded at the time of any prior distribution) $5,000 ($3,500 prior to 1998) and who does not establish to the satisfaction of the Committee that he has no spouse may use his Transfer Account as security for a loan under Article IX only if:

(1) (A) his spouse (or the spouse’s legal guardian if the spouse is legally incompetent) executes a written instrument whereby such spouse consents to the use of the Participant’s Transfer Account as security for the loan within the 90 day period ending on the date the Participant receives the loan; and

(B) such instrument acknowledges the effect of the election to which the spouse’s consent is being given and is witnessed by a Plan representative or a notary public; or

(2) the Participant:

(A) establishes to the satisfaction of the Committee that his spouse cannot be located; or

(B) furnishes a court order to the Committee establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the spouse’s consent must be obtained. The consent of a spouse to a loan in accordance with this Subsection (g) shall remain effective with respect to other spouses of the Participant.

5.12 Optional Modes of Distribution of Transfer Account.

(a)	Optional Modes. Except as provided to the contrary in this Article, a Participant whose nonforfeitable interest in his Account exceeds $5,000 ($3,500 prior to 1998) may elect in writing to have his nonforfeitable interest in his Transfer Account paid to him or applied for his benefit in accordance with any of the following modes of payment, in lieu of the normal mode of payment described in Section 5.11:

(1) a single sum payment;

(2) approximately equal monthly, quarterly, semi-annual or annual installments over a period not to exceed the lesser of:

(A) the life expectancy of the Participant or the joint and survivor life expectancy of the Participant and his beneficiary (with such life expectancy to be determined in accordance with applicable regulations under the Code); or

(B) unless the sole beneficiary is the Participant’s spouse, the maximum number of years determined under Table II of Schedule A;

(3) a single life annuity with equal monthly installments payable to the retired Participant for his lifetime, which annuity shall be the Actuarial Equivalent of the Participant’s Transfer Account; or

(4) a joint and survivor annuity with any individual designated beneficiary, payable in monthly installments to the Participant for his lifetime and with fifty percent (50%) or one hundred percent (100%) of the amount of such monthly installment payable after the death of the Participant to the designated beneficiary of such Participant, if then living, for the life of such designated beneficiary, which annuity shall be the Actuarial Equivalent of the Participant’s Transfer Account, provided, that, notwithstanding the foregoing, the percentage payable to the Participant’s beneficiary (unless the beneficiary is the Participant’s spouse) after the Participant’s death may not exceed the applicable percentage from Table I in Schedule A.

(b)	Manner of Election. A Participant may elect an optional mode of payment under this Section 5.12 by filing a written notice with the Committee in the form and manner prescribed by the Committee and in no other. The following rules shall be applied in a uniform and non-discriminatory manner with respect to the election of optional modes of payments.

(1) A Participant may elect an optional mode of payment at any time during the period that begins 90 days prior to his Benefit Commencement Date and ends on his Benefit Commencement Date. If a Participant elects a life annuity form of benefit under Paragraph (3) or (4) of Subsection 5.12(a), and if the Participant’s Benefit Commencement Date is less than 90 days after the date on which the Participant notifies the Committee of his intent to begin receiving benefits, the election period shall end 90 days after the date such notice is given, and benefit payments shall begin on the first day of the month coincident with or next following the end of such election period, with benefit payments made retroactively to the Participant’s Benefit Commencement Date.

(2) A Participant may revoke an election under this Section (b). Such revocation may be made at any time during the election period in which such election can be made. Such revocation shall not void any prospectively effective consent given by his spouse in connection with the revoked election.

(3) If a Participant’s spouse or other designated beneficiary dies before the Participant’s Benefit Commencement Date, but after an election of a joint and survivor annuity has been made hereunder, the election shall be automatically revoked. Any annuity contracts purchased by the Committee to provide a joint and survivor annuity shall so provide.

5.13 Other Distributions.

(a)	Upon the sale to an entity, that is not an Affiliated Company, of substantially all the assets used by a Participating Company in the trade or business of such Participating Company, a Participant who continues employment with the corporation acquiring such assets shall be entitled to have his Account paid to him.

(b)	Upon the sale by a Participating Company to an entity, that is not an Affiliated Company, of such Participating Company’s interest in a subsidiary, a Participant who continues employment with such subsidiary shall be entitled to have his Account paid to him.

(c)	Distributions to Participants described in Subsections (a) and (b) above shall be made pursuant to the provisions of this Article as if the Participant’s Separation from Service had occurred on the closing date of the sale; provided, however that no distribution shall be made under this Section unless:

(1) it is a lump sum distribution as defined by section 402(e)(4) of the Code, without regard to clauses (i), (ii), (iii) and (iv) of subparagraph (A), subparagraph (B), or subparagraph (H); and

(2) the Participating Company continues to maintain the Plan.

ARTICLE VI

VESTING

6.1 Nonforfeitable Amounts.

(a)	A Participant shall have a 100% nonforfeitable interest at all times in his Salary Reduction, Matching, Rollover, Transfer, and Fail-Safe Contribution Accounts.

(b)	(1) A Participant who is credited with one or more Hours of Service as an Employee on or after January 1, 1989, shall have a nonforfeitable interest in his Profit Sharing Account determined in accordance with the following schedule:

Years of Service	Nonforfeitable Interest
less than 3 years	0 percent
3 years	20 percent
4 years	40 percent
5 years	60 percent
6 years	80 percent
7 years or more	100 percent

(2) Notwithstanding the foregoing, a Participant shall have a 100% nonforfeitable interest in his Profit Sharing Account if, while an Employee, he attains his Normal Retirement Age, he dies, or he suffers a Total Disability.

6.2 Years of Service for Vesting. For the purposes of this Article, an Employee shall be credited with a Year of Service for each Plan Year (including Plan Years before the Effective Date) during which he is credited with 1,000 or more Hours of Service.

6.3 Breaks in Service and Loss of Service.

(a)	An Employee’s Years of Service shall be cancelled if he incurs a Break in Service before his Normal Retirement Date and at a time when (1) he has no nonforfeitable interest in any of his Accounts, other than his Rollover or Transfer Account(s) or (2) he has no Account under the Plan.

(b)	Except as provided in Subsections (c) and (d) of this Section 6.3, an Employee or former Employee shall incur a Break in Service in any Plan Year in which he is not credited with more than 500 Hours of Service and is not an Employee as of the last day of the Plan Year.

(c)	If an Employee is absent for one or more of the following reasons, then, to the extent he is not otherwise credited with Hours of Service with respect to such absence, he shall be credited with an Hour of Service, solely for purposes of Subsection (b) of this Section 6.3, for each Hour of Service with which he would have been credited if he had continued to be actively employed during the period of absence due to:

(1) layoff for a period not in excess of one year;

(2) leave of absence with the approval of the Committee for a period not in excess of one year, unless such period is extended by the Committee;

(3) military service such that his right to reemployment is protected by law.

(d)

If an Employee is absent from work by reason of pregnancy, childbirth, or placement in connection with adoption, or for purposes of the care of such Employee’s child immediately after birth or placement in connection with adoption, such Employee shall be credited, solely for purposes of Subsection (b) of this Section 6.3, with the Hours of Service with which such Employee would have been credited but for the absence; or, if such hours cannot be determined, with eight Hours of Service per normal workday. The total number of hours to be treated as Hours of Service under this Subsection shall not exceed 501. The hours described in this Subsection shall be credited either for the Plan Year in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in such Plan Year because the period of absence is treated as Hours of Service under this Subsection, or, in any other case, for the Plan Year next following the one in which the absence from work begins.

6.4 Restoration of Service. The Years of Service of an Employee whose Years of Service have been cancelled pursuant to Section 6.3 shall be restored to his credit if he thereafter completes an Hour of Service at a time when the number of his consecutive Breaks in Service is less than the greater of (a) the number of Years of Service to his credit when the first such Break in Service occurred, or (b) five.

6.5 Forfeitures and Restoration of Forfeited Amounts upon Reemployment.

(a)	If a Participant who has had a Separation from Service does not thereafter complete an Hour of Service before the end of the Plan Year in which occurs the earlier of:

(1) the date on which he receives or is deemed to receive a distribution of his entire nonforfeitable interest in his Account, which is less than 100%; or

(2) the date on which he incurs his fifth consecutive one-year Break in Service, his Profit Sharing Account shall be closed, and the forfeitable amount held therein shall be forfeited. For purposes of this Subsection (a), a Participant who has a Separation from Service at a time when his nonforfeitable interest in the Plan is zero shall be deemed to have received a distribution described in Paragraph (1) of this Subsection (a) on the date of such Separation from Service.

(b)	After application of Subsection 6.5(c), any remaining amounts forfeited from a Participant’s Profit Sharing Account under Subsection 6.5(a) shall be reallocated to the Profit Sharing Accounts of Profit Sharing Participants as of the end of the Plan Year during which the forfeiture occurs pursuant to Section 3.5.

(c)	If a Participant who has received (or is deemed to have received) a distribution described in Section 6.5(a)(1), whereby any part of his Account has been forfeited, again becomes a Covered Employee prior to incurring five consecutive one-year Breaks in Service, the amount so forfeited shall be restored to his new Profit Sharing Account. Amounts restored under this Subsection shall be charged against the following amounts in the following order of priority: (A) forfeitures for the Plan Year, (B) income or gains to the Plan, and (C) Company contributions for the Plan Year. If the foregoing amounts are insufficient, the Participating Company by whom such Participant is reemployed shall make any additional contribution necessary to accomplish the restoration.

(d)	If a Participant has received a distribution under the Plan, other than a distribution of his entire nonforfeitable interest in his Account upon his Separation from Service, at a time when he has less than a 100% nonforfeitable interest in his entire Account and prior to the date on which he incurs his fifth consecutive one-year Break in Service, his nonforfeitable interest in his Account at all times prior to the date on which he incurs his fifth consecutive one-year Break in Service, shall be the difference between:

(1) the amount his nonforfeitable interest would have been if he had not received the distribution; and

(2) the amount to which the distribution would have increased or decreased if it had remained in the Fund. Immediately after the Participant has five consecutive one-year Breaks in Service, his nonforfeitable interest determined under this Subsection, if in excess of zero, shall be established as a separate account, and he shall at all times have a nonforfeitable interest therein. If the Participant is later reemployed as a Covered Employee, any allocations to him shall be credited to a new account, and his nonforfeitable interest therein shall be determined under Section 6.1.

(e)	If a Participant has had five consecutive one-year Breaks in Service and again becomes a Covered Employee, the amount forfeited under Subsection (a) of this Section shall not be restored to his new Profit Sharing Account under any circumstances.

6.6 Amendment of Vesting Schedule. If the vesting schedule in this Article VI is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable percentage in his Profit-Sharing Account or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least 3 years of service with the Company may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage in his Profit-Sharing Account computed under the Plan without regard to such amendment or change. For participants who do not have at least 1 hour of service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting “5 years of service” for “3 years of service” where such language appears.

The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(1) 60 days after the amendment is adopted;

(2) 60 days after the amendment becomes effective; or

(3) 60 days after the Participant is issued written notice of the amendment by the Company or Plan administrator, when and if the Company is not the Plan administrator.

ARTICLE VII

ROLLOVER CONTRIBUTIONS

7.1 Rollover Contributions.

(a)	Subject to the restrictions set forth in Subsection 7.1(b), a Covered Employee may transfer or have transferred directly to the Fund, from any qualified retirement plan of a former employer, all or a portion of his interest in the distributing plan. In addition, a Covered Employee who has established an individual retirement account to hold distributions received from qualified retirement plans of former employers may transfer all of the assets of such individual retirement account to the Fund. Such individual retirement account shall not contain nondeductible contributions made by the Employee while he was a participant in such plans.

(b)	Restrictions. The Trustee shall not accept a distribution from any other qualified retirement plan or from an individual retirement account unless the following conditions are met:

(1) (A) the distribution being transferred must come directly from the fiduciary of the plan of the former employer, or

(B) it must come from the Employee within 60 days after the Employee receives a distribution from such other qualified retirement plan or individual retirement account and must comply with the provisions of section 402(a)(5), 403(a)(4), or 408(d)(3) of the Code, whichever applies;

(2) distributions from a plan for a self-employed person shall not be transferred to this Plan, unless the transfer is directly to the Fund from the funding agent of the distributing plan;

(3) the interest being transferred shall not include assets from any plan to the extent that the Committee determines that the transfer of such interest (A) would impose upon this Plan requirements as to form of distribution that would not otherwise apply hereunder, (B) would otherwise result in the elimination of Code section 411(d)(6) protected benefits, or (C) would cause the Plan to be a direct or indirect transferee of a plan to which the joint and survivor annuity requirements of sections 401(a)(11) and 417 of the Code apply; and

(4) the interest being transferred shall not contain nondeductible contributions made to the distributing plan by the Employee.

7.2 Vesting of Rollover Account. The distributions transferred by or for a Covered Employee from another qualified retirement plan or from an individual retirement account shall be credited to the Employee’s Rollover Account. An Employee shall be fully vested at all times in his Rollover Account.

7.3 Distribution of Rollover Account. An Employee’s Rollover Account shall be distributed as otherwise provided under the Plan.

ARTICLE VIII

WITHDRAWALS

8.1 Withdrawals of Rollover Contributions. A Participant may withdraw, not more than once during any Plan Year, up to the total value of the amount in his Rollover Account, by submitting his written request to the Committee, so long as he requests a withdrawal of an amount that is at least equal to the lesser of the sum of the value of his Rollover Account or $1,000.

8.2 Hardship Withdrawals.

(a)	Accounts. In addition to the withdrawals permitted under Section 8.1, a Participant may withdraw, not more than once in any Plan Year, under the rules set forth in Subsections (b) through (e) of this Section 8.2, the following amounts:

(1) his Salary Reduction Account as of December 31, 1988; plus

(2) the sum of his Salary Reduction Contributions made after December 31, 1988, plus

(3) the portion of his Transfer Account other than matching contributions and profit-sharing contributions (and earnings thereon) counted in the Participant’s actual deferral percentage under the transferor plan for any plan year beginning on or after December 31, 1988 and earnings on elective deferrals credited to the Participant on or after December 31, 1988.

(4) Matching Contributions and Profit Sharing Contributions other than Matching Contributions and Profit Sharing Contributions (and income thereon) counted in the Participant’s Actual Deferral Percentage for any Plan Year beginning on or after December 31, 1988.

(b)	A withdrawal under Subsection 8.2(a) shall be permitted only if the Committee finds that:

(1) it is made on account of immediate and heavy financial need (as defined in Subsection 8.2(c)) of the Participant; and

(2) it is necessary (as defined in Subsection 8.2(d)) to satisfy such immediate and heavy financial need.

(c)	Immediate and Heavy Financial Need. A withdrawal under Subsection 8.2(a) will be deemed to be on account of an immediate and heavy financial need if the Participant requests such withdrawal on account of:

(1) expenses for medical care described in section 213(d) of the Code and previously incurred by the Participant, his spouse, or any of the Participant’s dependents (as defined in section 152 of the Code) or necessary for such individuals to obtain such medical care; or

(2) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant; or

(3) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents (as defined in section 152 of the Code); or

(4) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence; or

(5) such other circumstances or events as may be prescribed by the Secretary of the Treasury or his delegate.

(d)	Necessary. A withdrawal under Subsection 8.2(a) shall be deemed to be necessary if:

(1) the amount of the withdrawal does not exceed the amount of the Participant’s immediate and heavy financial need, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal;

(2) the Participant has obtained all currently permissible distributions (other than hardship distributions) and non-taxable loans, if any, under this and all other plans maintained by the Participating Company and all Affiliated Companies; and

(3) the Participant agrees in writing to be bound by the rules of Subsection 8.2(e).

(e)	Withdrawals from Salary Reduction Account. If a Participant withdraws any amount from his Salary Reduction Account pursuant to Subsection 8.2(b), or withdraws any elective deferrals under any other qualified retirement plan maintained by the Participating Company or any Affiliated Company, which other plan conditions such withdrawal upon the Participant’s being subject to rules similar to those stated in this Subsection and Subsection 8.2(d), such Participant:

(1) may not make Salary Reduction Contributions under this Plan or employee contributions (other than mandatory contributions under a defined benefit plan) or elective deferrals under any other qualified or non-qualified plan of deferred compensation (which does not include any health or welfare plan, including a health or welfare plan that is part of a cafeteria plan described in section 125 of the Code) maintained by the Participating Company or an Affiliated Company for a period of 12 months commencing on the date of his receipt of the withdrawal; and

(2) in the calendar year next following the calendar year of such withdrawal, may not make Salary Reduction Contributions or elective deferrals under any other qualified retirement plan maintained by the Participating Company or an Affiliated Company in excess of:

(A) the dollar amount described in Section 3.1(b) for such year, minus

(B) the total Salary Reduction Contributions under this Plan and elective deferrals under any other qualified plan made by the Participant during the calendar year of the withdrawal.

8.3 Withdrawals On and After Attainment of Age 59-1/2. Upon his attainment of Age 59-1/2, a Participant who has a nonforfeitable interest in his entire Account may withdraw, not more than once during any Plan Year, up to the vested portion in his Account, less amounts previously withdrawn therefrom, by submitting his written request to the Committee.

8.4 Amount and Payment of Withdrawals. The amount of any withdrawal will be determined on the basis of the value of the Participant’s Account valued as of the Valuation Date coincident with or immediately preceding the date of the withdrawal. Payment will be made in a single sum; provided, however, that if the value of the nonforfeitable portion of the Participant’s Account exceeds (or has exceeded at the time of any prior distribution) $5,000 ($3,500 prior to 1998), a withdrawal of all or any portion of the Participant’s Transfer Account under this Article

VIII shall be paid in the normal mode of payment described in Subsection 5.11(a), as applicable, unless the Participant elects to receive a single sum payment. No election to receive a single sum payment of any amount from the Participant’s Transfer Account shall be valid (if the value of the nonforfeitable portion of the Participant’s Account exceeds (or has exceeded at the time of any prior distribution) $5,000 ($3,500 prior to 1998), if it would not constitute a valid election under Subsection 5.11(b). Any withdrawal requested under this Section 8.4 shall be paid as soon as practicable following the Committee’s determination that the requested withdrawal complies with the terms and conditions set forth in this Section 8.4.

8.5 Withdrawals Not Subject to Replacement. A Participant may not replace any portion of his Accounts withdrawn under this Plan.

8.6 Pledged Amounts. No amount that has been pledged as security for a loan under Article IX may be withdrawn under this Article.

8.7 Investment Medium to be Charged with Withdrawal. Distribution will be made out of the Participant’s interest in the various Investment Media in proportion to the Participant’s share in such Investment Media.

ARTICLE IX

LOANS TO PARTICIPANTS

9.1 Loan Application. Each Participant who is an Employee of a Participating Company and any other Participant or beneficiary who is a party in interest as defined in ERISA, may apply for a loan from the Plan. All applications shall be made to the Committee on forms which it prescribes, and the Committee shall rule upon such applications in a uniform and nondiscriminatory manner in accordance with the rules and guidelines established in this Article.

Not more than one loan shall be made to a Participant or beneficiary from the Plan during any Plan Year.

9.2 Loan Approval. The Committee shall have the right to reject a loan application if the Participant has the present intention to take a personal leave of absence during the period of loan repayment or on the basis of a Participant’s credit worthiness and financial need or such other factors as would be considered in a normal commercial setting by an entity in the business of making loans and as the Committee determines necessary to safeguard the Fund.

9.3 Amount of Loan.

(a)	Loan Outstanding. In no event shall a Participant be permitted to have more than one loan outstanding at any time from this Plan.

(b)	Minimum Loan. The minimum amount of any loan shall be $1,000.

(c)	Maximum Loan. In no event shall the loan amount exceed fifty percent (50%) of the value of the vested portion of the Participant’s Account determined as of the Valuation Date immediately preceding the date on which the loan application is received by the Committee.

(d)	The amount of any loan, when added to the amount of a Participant’s outstanding loans under all other plans qualified under section 401(a) of the Code which are sponsored by the Participating Company or any Affiliated Company shall not exceed the lesser of:

(1) $50,000, reduced by the excess (if any) of:

(A) the Participant’s highest outstanding balance of loans during the one-year period ending on the day before the date on which such loan is made to the Participant, over

(B) the outstanding balance of loans made to the Participant on the date such loan is made to the Participant; or

(2) fifty percent (50%) of the value of the Participant’s nonforfeitable Account.

9.4 Terms of Loan.

(a)	Interest Rate. The interest rate on loans shall be:

(1) determined by the Committee,

(2) at least commensurate with rates charged for similar loans by entities in the business of making loans, and

(3) adjusted from time to time as circumstances warrant.

(b)	Security.

(1) Security for each loan granted pursuant to this Article shall be, to the extent necessary, the currently unpledged portion of the Participants vested Account, in the order of priority (among the Participant’s accounts included within the term Account as defined in Article I of the Plan) established by the Committee for all loans granted pursuant to the Plan.

(2) In no event shall more than fifty percent (50%) of the Participant’s vested Account as of the date the loan is made be used as security for the loan.

(3) In its sole discretion, the Committee may require such additional security as it deems necessary.

(4) Notwithstanding the foregoing, the Participant’s Transfer Account may not be used as security for a loan unless:

(A) (i) the Participant’s spouse consents in writing to the use of the Participant’s Transfer Account as security for the loan within the 90 day period ending on the date the Participant receives the loan;

(ii) such consent acknowledges its own effect; and

(iii) such consent is witnessed by a Plan representative or notary public; or

(B) the Participant establishes to the satisfaction of the Committee that he has no spouse or that his spouse’s consent is not required because of such circumstances as are prescribed in applicable governmental regulations.

(c)	Repayment. Each loan shall be evidenced by the Participant’s execution of a personal demand note on such form as shall be supplied by the Committee. Each such note shall specify that, to the extent repayment is not demanded sooner, repayment shall be included in installments up to a maximum of 60 months from the date on which the loan is distributed.

(d)

Repayment Frequency. All loans shall be repaid in approximately equal installments (not less frequently than quarterly) through payroll deductions on the first Payroll Period of each month or in such other manner as the Committee may determine. A Participant may repay the outstanding balance of any loan in one lump sum at any time by notifying the Committee of his intent to do so and by forwarding to the Committee payment in full of the then outstanding balance, plus interest accrued to the date of payment. The amount of principal and interest repaid by a Participant shall be credited to a Participant’s Account as each repayment is made.

(e)	Default. If, and only if:

(1) the Participant dies; or

(2) the Participant (other than a Participant who continues to be a party in interest) has a Separation from Service; or

(3) the Compensation of a Participant who is an Employee of a Participating Company is discontinued or decreased below the amount necessary to amortize the loan; or

(4) the loan is not repaid by the time the note matures; or

(5) the Participant attempts to revoke any payroll deduction authorization for repayment of the loan without the consent of the Committee; or

(6) the Participant fails to pay any installment of the loan when due and the Committee elects to treat such failure as default; or

(7) any other event occurs which the Committee, in its sole discretion, believes may jeopardize the repayment of the loan; before a loan is repaid in full, the unpaid balance thereof, with interest due thereon, shall become immediately due and payable. The Participant (or his beneficiary, in the event of the Participant’s death) may satisfy the loan by paying the outstanding balance of the loan within 30 days or within such shorter time as may be specified in the note. If the loan and interest are not repaid within the time specified, the Committee shall satisfy the indebtedness from the amount of the Participant’s vested interest in his Account as provided in Section 9.5 before making any payments otherwise due hereunder to the Participant or his beneficiary.

9.5 Enforcement. The Committee shall give written notice to the Participant (or his beneficiary in the event of the Participant’s death) of an event of default described in Subsection 9.4(e). If the loan and interest are not paid within thirty (30) days of the date of the notice, or within such shorter time period as may be specified in the notice, the amount of the Participant’s vested interest in his Account, excluding his Salary Reduction Account, Matching Contribution Account, the portion of his Transfer Account attributable to elective deferrals and matching contributions counted in the Participant’s actual deferral percentage, to the extent such Account is security for the loan, shall be reduced (in the order of priority established by the Committee) by the amount of the unpaid balance of the loan, with interest due thereon, and the Participant’s indebtedness shall thereupon be discharged to the extent of the reduction. In addition, if the value of the Participant’s total vested interest in his Account (exclusive of his Salary Reduction Account, Matching Contribution Account and the portion of his Transfer Account described above) pledged as security for the loan is insufficient to discharge fully the Participant’s indebtedness, the Participant’s Salary Reduction Account and Matching Contribution Account and the portion of his Transfer Account attributable to elective deferrals and matching contributions counted in the Participant’s actual deferral percentage, shall be used to reduce (in the order of priority established by the Committee) the Participant’s indebtedness at such time as the Participant is entitled to a distribution under Article V or a withdrawal under Article VIII from his Salary Reduction Account and Matching Contribution Account, and any remaining amounts in his Profit Sharing Account (and any remaining profit-sharing contributions included in his Transfer account) shall be used to reduce the Participant’s indebtedness at such time as the Participant has a Separation from Service. Such action shall not operate as a waiver of the rights of the Company, the Committee, the Trustee, or the Plan under applicable law. The Committee also shall be entitled to take any and all other actions necessary and appropriate to foreclose upon any property other than the Participant’s Account pledged as security for the loan or to otherwise enforce collection of the outstanding balance of the loan.

9.6 Additional Rules. The Committee may establish additional rules relating to Participant loans under the Plan, which rules shall be applied on a uniform and non-discriminatory basis.

ARTICLE X

ADMINISTRATION

10.1 Committee. If the Company designates one or more individuals as the Committee, the powers and duties of the Committee under the Plan shall be exercised by the Committee; otherwise all such powers and duties shall be exercised by the Company. The Committee shall be the named fiduciary which shall control and manage the operation of the Plan and shall administer the Plan. The Committee members may, but need not, be Employees, and they shall serve at the pleasure of the Company. They shall be entitled to reimbursement of expenses, but those members of the Committee who are also Employees of a Participating Company shall receive no compensation for their service on the Committee. Any reimbursement of expenses of the Committee members shall be paid directly by the Company. The Committee shall be responsible for the general administration of the Plan under the policy guidance of the Company, which is the Plan administrator as defined in Section 414(g) of the Code.

10.2 Duties and Powers of Committee. In addition to the duties and powers described elsewhere hereunder, the Committee shall have the following specific duties and powers:

(a)	to retain such consultants, accountants and attorneys as may be deemed necessary or desirable to render statements, reports, and advice with respect to the Plan and to assist the Committee in complying with all applicable rules and regulations affecting the Plan; any consultants, accountants and attorneys may be the same as those retained by the Company;

(b)	to decide appeals under this Article;

(c)	to enact uniform and nondiscriminatory rules and regulations to carry out the provisions of the Plan;

(d)	to resolve questions or disputes relating to eligibility for benefits or the amount of benefits under the Plan;

(e)	to make findings of fact and to construe and interpret and supply omissions with respect to the provisions of the Plan;

(f)	to determine whether any domestic relations order received by the Plan is a qualified domestic relations order as provided in section 414(p) of the Code;

(g)	to evaluate administrative procedures;

(h)	to appoint one or more investment managers, as such term is defined in section 3(38) of ERISA;

(i)	to select the Investment Media in which the Accounts of Participants may be invested pursuant to Section 11.5; and

(j)	to delegate such duties and powers as the Committee shall determine from time to time to any person or persons. To the extent of any such delegation, the delegate shall have the duties, powers, authority and discretion of the Committee. Any decisions, determinations or findings of fact made by the Committee pursuant to its duties and powers described in the Plan shall be conclusive and binding upon all parties. The Committee shall have sole discretion in carrying out its responsibilities. The expenses incurred by the Committee in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Fund at the direction of the Committee. The Participating Companies shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and, by so doing, to relieve the Fund from the obligation of bearing such expenses. Payment of any such expenses by a Participating Company on one occasion shall not bind that Participating Company to pay any similar expenses on any subsequent occasion.

(k)

The Committee shall also have the authority and discretion to engage an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices, and procedures adopted by the Committee. Any action made or taken by the Administrative Delegate within such framework may be appealed by an affected Participant to the Committee in accordance with the claims review procedures provided in Section 10.4. Any decisions which call for interpretations of Plan provisions not previously made by the Committee shall be made only by the Committee. The Administrative Delegate shall not be considered a named fiduciary with respect to the administrative services it provides within the framework described in this paragraph (k), but if the Administrative Delegate also is the Trustee it shall be a fiduciary in its capacity as Trustee as provided in Section 11.4.

10.3 Functioning of Committee. The Committee and those persons or entities to whom the Committee has delegated responsibilities shall keep accurate records and minutes of meetings, interpretations, and decisions. The Committee shall act by majority vote of the members, and such action shall be evidenced by a written document.

10.4 Disputes.

(a)	If the Committee denies, in whole or in part, a claim for benefits by a Participant or his beneficiary, the Committee shall furnish notice of the denial to the claimant, setting forth:

(1) the specific reasons for the denial;

(2) specific reference to the pertinent Plan provisions on which the denial is based;

(3) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such information is necessary; and

(4) appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. Such notice shall be forwarded to the claimant within 90 days of the Committee’s receipt of the claim; provided, however, that in special circumstances the Committee may extend the response period for up to an additional 90 days, in which event it shall notify the claimant in writing of the extension, and shall specify the reason or reasons for the extension.

(b)	Within 60 days of receipt of a notice of claim denial, a claimant or his duly authorized representative may petition the Committee in writing for a full and fair review of the denial. The claimant or his duly authorized representative shall have the opportunity to review pertinent documents and to submit issues and comments in writing to the Committee. The Committee shall review the denial and shall communicate its decision and the reasons therefor to the claimant in writing within 60 days of receipt of the petition; provided, however, that in special circumstances the Committee may extend the response period for up to an additional 60 days, in which event it shall notify the claimant in writing prior to the commencement of the extension. The appeals procedure set forth in this Subsection (b) shall be the exclusive means for contesting a decision denying benefits under the Plan.

10.5 Indemnification. Each member of the Committee, and any other person who is an Employee or director of a Participating Company or an Affiliated Company shall be indemnified and held harmless by the Company against and with respect to all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney’s fees and other costs incident to any suit, action, investigation, claim or proceedings to which he may be a party by reason of his performance of administrative functions and duties under the Plan, except in relation to matters as to which he shall be held liable for an act of willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Committee member or other person may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Committee member or other person may be entitled pursuant to the by-laws of the Participating Company.

ARTICLE XI

THE FUND

11.1 Designation of Trustee. The Company, by appropriate resolution of its Board of Directors, if any, shall name and designate a Trustee and shall enter into a Trust Agreement. The Company shall have the power, by appropriate resolution of its Board of Directors, to amend the Trust Agreement, remove the Trustee, and designate a successor Trustee, as provided in the Trust Agreement. All of the assets of the Plan shall be held by the Trustee for use in accordance with the Plan.

11.2 Exclusive Benefit. Prior to the satisfaction of all liabilities under the Plan in the event of termination of the Plan, no part of the corpus or income of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries except as expressly provided in this Plan and in the Trust Agreement.

11.3 No Interest in Fund. No person shall have any interest in or right to any part of the assets or income of the Fund, except to the extent expressly provided in this Plan and in the Trust Agreement.

11.4 Trustee. The Trustee shall be the fiduciary with respect to management and control of Plan assets held by it and shall have exclusive and sole responsibility for the custody and investment thereof in accordance with the Trust Agreement.

11.5 Investments.

(a)

Except as provided in Subsection 11.5(e), the Trustee shall invest Salary Reduction Contributions, Rollover Contributions, Matching Contributions, Profit Sharing Contributions, and Fail-Safe Contributions paid to it and income thereon, plus any Transfer Accounts and income thereon, in such Investment Media as each Participant may select in accordance with this Section. Such investments acquired in the manner prescribed by the Plan shall be held by or for the Trustee.

(b)	Selection.

(1) Except as provided in Subsection 11.5(e), a Participant shall select one or more of the Investment Media in which his Accounts shall be invested, and the percentage thereof that shall be invested in each Investment Medium selected; provided that a Participant’s Account may be invested in the available Investment Media in 10% increments.

(2) In the event a Participant fails to make an election pursuant to this Section, amounts allocated to his Account shall be invested in the most conservative of the Investment Media as determined by the Committee.

(3) A Participant may amend such selection by prior notice to the Committee, effective as of such dates determined by the Committee, by giving prior notice to the Committee. Such amendments will be subject to the other requirements of this Section.

(c)	A Participant may transfer, effective as of such dates determined by the Committee, such portion of the value of his interest in any Investment Medium to another Investment Medium, as may be permitted by the Committee.

(d)	The amounts contributed by all Participants to each Investment Medium shall be commingled for investment purposes.

(e)	The Trustee may hold assets of the Fund and make distributions therefrom in the form of cash without liability for interest, if for administrative purposes it becomes necessary or practical to do so.

ARTICLE XII

AMENDMENT OR TERMINATION OF THE PLAN

12.1 Power of Amendment and Termination.

(a)	It is the intention of each Participating Company that this Plan will be permanent. However, each Participating Company reserves the right to terminate its participation in this Plan at any time by action of its board of directors or other governing body. Furthermore, the Company reserves the power to amend or terminate the Plan at any time by action of the Board of Directors, or, in the case of an amendment that does not substantially alter the nature or expense of the Plan, by the Committee without Board approval.

(b)	Each amendment to the Plan shall be binding on each Participating Company if such Participating Company:

(1) consents to such amendment at any time; or

(2) fails to object thereto within thirty days after receiving notice thereof.

(c)

Any amendment or termination of the Plan shall become effective as of the date designated by the Board of Directors. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no amendment or termination shall cause any part of the monies contributed hereunder to revert to the Participating Companies or to be diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries. Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions, the rights of all affected persons to benefits accrued to the date of such termination shall be nonforfeitable. ***In addition the Committee in its sole discretion may fully vest the Matching Company Contributions Accounts and Discretionary Company Contributions Accounts of a group of Participants because they are affected by a business divestiture, layoff or other similar transaction, in which case the rules relating to a partial termination described or referred to above shall apply (even when a true “partial termination” under Code Section 411(d)(3) has not occurred). Upon termination of the plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code), Accounts shall be distributed in accordance with applicable law.

12.2 Merger. The Plan shall not be merged with or consolidated with, nor shall its assets be transferred to, any other qualified retirement plan unless each Participant would receive a benefit after such merger, consolidation, or transfer (assuming the Plan then terminated) which is of actuarial value equal to or greater than the benefit he would have received from his Account if the Plan had been terminated on the day before such merger, consolidation, or transfer.

ARTICLE XIII

TOP-HEAVY PROVISIONS

13.1 General. The following provisions shall apply automatically to the Plan and shall supersede any contrary provisions for each Plan Year in which the Plan is a Top-Heavy Plan (as defined below). It is intended that this Article shall be construed in accordance with the provisions of section 416 of the Code.

13.2 Definitions. The following definitions shall supplement those set forth in Article I of the Plan:

(a)	“Aggregation Group” means this plan and each other qualified retirement plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination Date) of a Participating Company or an Affiliated Company:

(1) in which a Key Employee is a participant; or

(2) which enables any plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code; or

(3) without the inclusion of which, the plans in the Aggregation Group would be Top-Heavy Plans, but, with the inclusion of which, the plans in the Aggregation Group are not Top-Heavy Plans and, taken together, meet the requirements of sections 401(a)(4) and 410 of the Code.

(b)	“Determination Date” means, for any Plan Year, the last day of the preceding Plan Year.

(c)	“Key Employee” means, with respect to any Plan Year:

(1) any Employee or former Employee who at any time during the 60-month period ending on the Determination Date was:

(A) an officer of a Participating Company having Compensation for a Plan Year during such period greater than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends; provided, that no more than 50 Employees (or, if less, the greater of three Employees or ten percent (10%) of the greatest number of Employees employed by all Participating Companies and all Affiliated Companies during such 60-month period, but excluding employees described in section 414(q)(8) of the Code) shall be treated as officers; or

(B) one of the 10 Employees having Compensation greater than the amount described in section 415(c)(1)(A) of the Code and owning (or are considered as owning, within the meaning of section 318 of the Code) the largest interests in any Participating Company or Affiliated Company, provided that such interest exceeds one-half of one percent (0.5%) of the total share ownership of the Participating Company or Affiliated Company, the total number of individuals described in this Subparagraph (B) being limited to 10 for the entire 60-month period; or

(C) a five-percent (5%) owner of a Participating Company; or

(D) a one-percent (1%) owner of a Participating Company having Compensation in excess of $150,000; or

(2) a beneficiary of an individual described in Paragraph (1) of this Subsection. For purposes of this Subsection, Compensation shall include elective deferrals under sections 125, 402(a)(8), 402(h), 403(b) and 457 of the Code [and, for Plan Years beginning on and after January 1, 2001, under Code Section 132(f)(4)]. Determinations under this Subsection shall be made in accordance with section 416(i) of the Code.

(d)	“Key Employee Ratio” means, for any Determination Date, the ratio of the amount described in Paragraph (1) of this Subsection to the amount described in Paragraph (2) of this Subsection, after deducting from each such amount any portion thereof described in Paragraph (3) of this Subsection, where:

(1) the amount described in this Paragraph (1) is the sum of:

(A) the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group; plus

(B) the balances in all of the accounts of Key Employees under all qualified defined contribution plans included in the Aggregation Group; plus

(C) the amounts distributed from all plans in such Aggregation Group to or on behalf of any Key

Employee during the period of five Plan Years ending on the Determination Date, except any benefit paid on account of death to the extent it exceeds the accrued benefits or account balances immediately prior to death;

(2) the amount described in this Paragraph (2) is the sum of:

(A) the present value of all accrued benefits of all participants under all qualified defined benefit plans included in the Aggregation Group; plus

(B) the balances in all of the accounts of all participants under all qualified defined contribution plans included in the Aggregation Group; plus

(C) the amounts distributed from all plans in such Aggregation Group to or on behalf of any participant during the period of five Plan Years ending on the Determination Date; and

(3) the amount described in this Paragraph (3) is the sum of:

(A) all rollover contributions (or fund to fund transfers) to the Plan by an Employee after December 31, 1983 from a plan sponsored by an employer which is not a Participating Company or an Affiliated Company; plus

(B) any amount that is included in Paragraphs (1) and (2) of this Subsection for a person who is a

Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year; plus

(C) for Plan Years beginning after December 31, 1984, any amount that is included in Paragraphs (1) and (2) of this Subsection for a person who has not performed any services for any Participating Company during the five-year period ending on the Determination Date. The present value of accrued benefits under any defined benefit plan shall be determined on the basis of the method used for accrual purposes for all plans maintained by all Participating Companies and Affiliated Companies if a single method is used by all such plans, or, otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code.

(e)	“Non-Key Employee” means, for any Plan Year:

(1) an Employee or former Employee who is not a Key Employee with respect to such Plan Year; or

(2) a beneficiary of an individual described in Paragraph (1) of this Subsection.

(f)	“Super Top-Heavy Plan” means, for any Plan Year, each plan in the Aggregation Group for such Plan Year if, as of the applicable Determination Date, the Key Employee Ratio exceeds ninety percent (90%).

(g)	“Top-Heavy Compensation” means, for any Participant for any Plan Year, the average of his annual Compensation over the period of five consecutive Plan Years (or, if shorter, the longest period of consecutive Plan Years during which the Participant was in the employ of any Participating Company) yielding the highest average, disregarding:

(1) Compensation for Plan Years ending prior to January 1, 1984; and

(2) Compensation for Plan Years after the close of the last Plan Year in which the Plan was a Top-Heavy Plan.

(h)	“Top-Heavy Plan” means, for any Plan Year, each plan in the Aggregation Group for such Plan Year if, as of the applicable Determination Date, the Key Employee Ratio exceeds sixty percent (60%).

(i)	“Year of Top-Heavy Service” means, for any Participant, a Plan Year in which he completes 1,000 or more Hours of Service, excluding:

(1) Plan Years commencing prior to January 1, 1984; and

(2) Plan Years in which the Plan is not a Top-Heavy Plan.

13.3 Minimum Contribution for Non-Key Employees.

(a)

In each Plan Year in which the Plan is a Top-Heavy Plan, each Eligible Employee who is a Non-Key Employee (except an Eligible Employee who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year) and who is an Employee on the last day of such Plan Year will receive a total minimum Participating Company or Affiliated Company contribution (including forfeitures) under all plans described in Paragraphs (a)(1) and (a)(2) of Section 14.2 of not less than three percent (3%) of the Eligible

Employee’s Compensation for the Plan Year. Elective deferrals to such plans made on behalf of a Participant in plan years beginning after December 31, 1984 but before January 1, 1989 shall be deemed to be Company contributions for the purpose of this Subsection. Elective deferrals and employer matching contributions to such plans in plan years beginning on or after January 1, 1989 shall not be used to meet the minimum contribution requirements of this Subsection.

(b)	The percentage set forth in Subsection (a) shall be reduced to the percentage at which contributions, including forfeitures, are made (or are required to be made) for a Plan Year for the Key Employee for whom such percentage is the highest for that Plan Year. This percentage shall be determined for each Key Employee by dividing the contribution for such Key Employee by his Compensation for the Plan Year. All defined contribution plans required to be included in an Aggregation Group shall be treated as one plan for the purpose of this Section; however, this Section shall not apply to any plan which is required to be included in the Aggregation Group if such plan enables a defined benefit plan in the group to meet the requirements of section 401(a)(4) or section 410 of the Code.

(c)

If a Non-Key Employee described in Subsection (a) participates in both a defined benefit plan and a defined contribution plan described in Paragraphs (a)(1) and (a)(2) of Section 13.2, the Participating Company is not required to provide such Employee with both the minimum benefit under the defined benefit plan and the minimum contribution. In such event, the Non-Key Employee shall not receive the minimum contribution described in this Section if he has the minimum benefit required by section 416 of the Code under the defined benefit Top-Heavy Plan.

13.4 Vesting. The vested interest in his Profit Sharing Account of each Participant with one or more Hours of Service in a Plan Year in which the Plan is a Top-Heavy Plan shall be determined in accordance with the following schedule for any Plan Year in which the Plan is a Top-Heavy Plan unless Section 6.1 provides more rapid vesting for such Participant:

Years of Service	Nonforfeitable Interest
less than 2 years	0 percent
2 years	20 percent
3 years	40 percent
4 years	60 percent
5 years	80 percent
6 years	100 percent

13.5 Adjustment to Maximum Benefit Limitation.

(a)	For each Plan Year in which the Plan is (1) a Super Top-Heavy Plan or (2) a Top-Heavy Plan and the Board of Directors does not make the election to amend the Plan to provide the minimum contribution described in Subsection (c), the 1.25 factor in the defined benefit and defined contribution fractions described in Subsection 3.11(c) shall be reduced to 1.0. The adjustment described in this Subsection shall not apply to a Participant during any period in which the Participant earns no additional accrued benefit under any defined benefit plan and has no employer contributions, forfeitures, or voluntary nondeductible contributions allocated to his accounts under any defined contribution plan.

(b)	In the case of any Top-Heavy Plan to which Subsection 3.11(e) applies, “$41,500” shall be substituted for “$51,875” in the calculation of the numerator of the transition fraction.

(c)	If, in any Plan Year in which the Plan is a Top-Heavy Plan but not a Super Top-Heavy Plan, the Aggregation Group also includes a defined benefit plan, the Board of Directors may elect to use a factor of 1.25 in computing the denominator of the defined benefit and defined contribution fractions described in Section 3.11. In the event of such election, the minimum contribution described in Subsection 14.3(a) for each Non-Key Employee who is not covered under a defined benefit plan shall be increased to four percent (4%), and the minimum Company contribution described in Subsection 14.3(c) for each Non-Key Employee who is covered under a defined benefit plan (but who does not have a minimum benefit under the defined benefit plan equal to the lesser of (1) three percent (3%) of his Top-Heavy Compensation multiplied by his Years of Top-Heavy Service or (2) thirty-percent (30%) of his Top-Heavy Compensation) shall be increased to seven and one-half percent (7-1/2%).

ARTICLE XIV

RIGHTS OF ALTERNATE PAYEES

14.1 General. Except as otherwise provided in this Article, an Alternate Payee shall have no rights to a Participant’s benefit and shall have no rights under this Plan other than those rights specifically granted to the Alternate Payee pursuant to a Qualified Domestic Relations Order. Notwithstanding the foregoing, an Alternate Payee shall have the right to appeal the denial of a claim for any benefits awarded to the Alternate Payee pursuant to a Qualified Domestic Relations Order, as provided in Section 10.4. Any interest of an Alternate Payee in the Accounts of a Participant, other than an interest payable solely upon the Participant’s death pursuant to a Qualified Domestic Relations Order that provides that the Alternate Payee shall be treated as the Participant’s surviving spouse, shall be separately accounted for by the Trustee in the name and for the benefit of the Alternate Payee.

14.2 Distribution.

(a)	Notwithstanding anything in this Plan to the contrary, a Qualified Domestic Relations Order may provide that any benefits of a Participant payable to an Alternate Payee shall be distributed immediately or at any other time specified in the order. If the order does not specify the time at which benefits shall be payable to the Alternate Payee, and the value of benefits payable to the Alternate Payee is $5,000 or less, ($3,500 or less prior to 1998) the benefits shall be distributed to the Alternate Payee immediately. If the value of benefits payable to the Alternate Payee exceeds $5,000 (or $3,500 prior to 1998), the benefits shall be distributed as soon as practicable following the earlier of the Alternate Payee’s election to receive benefits, or the Alternate Payee’s death.

(b)	If a Qualified Domestic Relations Order does not provide the form of distribution of benefits payable to an Alternate Payee, the Alternate Payee shall have the right to elect distribution in any form provided under Article V, except that benefits to be paid in installments may not be paid over a period exceeding the life expectancy of the Alternate Payee, determined as of the date of the first distribution.

(c)	If the Qualified Domestic Relations Order does not specify the Investment Media from which amounts shall be paid to an Alternate Payee, such amounts shall be distributed from the Investment Media in which such Accounts are invested on a pro rata basis.

14.3 Withdrawals. Unless a Qualified Domestic Relations Order provides to the contrary, an Alternate Payee shall not be permitted to make any withdrawals under Article VIII. Notwithstanding the foregoing, an Alternate Payee in no event shall have the right to make withdrawals under Section 8.2, and any Qualified Domestic Relations Order which purports to give an Alternate Payee such a right shall be invalid and unenforceable to that extent.

14.4 Death Benefits. Unless a Qualified Domestic Relations Order provides to the contrary, an Alternate Payee shall have the right to designate a beneficiary, in the same manner as provided in Section 5.11 with respect to a Participant (except that no spousal consent shall be required), who shall receive benefits payable to the Alternate Payee which have not been distributed at the time of the Alternate Payee’s death. If the Alternate Payee does not designate a beneficiary, or if the beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid to the Alternate Payee’s estate.

ARTICLE XV

STATUS AS A MULTIPLE EMPLOYER PLAN

15.1 General. This Plan is intended to be adopted by separate groups of one or more Participating Companies which are not necessarily Affiliated Companies with respect to each other Participating Company.

15.2 Separate Testing. With respect to each separate group of Participating Companies and Affiliated Companies that are not Affiliated Companies with respect to any Participating Companies outside of the group, the Plan shall be treated as a separate plan, and the following rules shall be applied separately:

(a)	the rules for the identification of Highly Compensated Employees;

(b)	the nondiscrimination tests under Section 3.9;

(c)	the rules governing the determination of whether the Plan is a top-heavy Plan, and the application of the rules that apply to a top-heavy plan; and

(d)	the rules for minimum coverage under section 410(b) of the Code.

15.3 Other Rules. If the adoption of this Plan by any Participating Company causes this Plan to be a plan described in section 413(c) of the Code, the following additional rules shall apply:

(a)	Service with any Participating Company and its Affiliated Companies shall be recognized by all Participating Companies for all participation and vesting purposes of this Plan, and vice versa.

(b)	Deductions with respect to the Plan under section 404 of the Code shall be allocated among all Participating Companies in a reasonable fashion, in accordance with applicable law under section 413(c) of the Code.

(c)	Discrimination in participation or benefits or the occurrence of a partial or complete Plan termination shall be determined separately for each separate group of employers which constitutes a single employer as defined under section 414(b), (c), (m) or (o) of the Code.

(d)	If the Plan is disqualified as to any one Participating Company, it shall be disqualified as to all Participating Companies.

15.4 Participation by Metro-Detroit Pizza, Inc. Metro-Detroit Pizza, Inc. became a Participating Company as of November 1, 1992. For purposes of determining eligibility of an employee of Metro-Detroit Pizza, Inc. to participate in the Plan and for determining his or her vesting percentage under the Plan, Hours of Service for such employee shall include those hours of service completed prior to November 1, 1992, during which such employee was employed by RPM Pizza, Inc., the predecessor employer to Metro-Detroit Pizza, Inc. Such hours of service shall be calculated under the terms of this Plan as if the employee’s employment commencement date with RPM Pizza, Inc. were his Employment Commencement Date hereunder.

ARTICLE XVI

GENERAL PROVISIONS

16.1 No Employment Rights. Neither the action of the Company in establishing the Plan, nor of any Participating Company in adopting the Plan, nor any provisions of the Plan, nor any action taken by the Company, any Participating Company or the Committee shall be construed as giving to any Employee the right to be retained in the employ of the Company or any Participating Company, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Fund.

16.2 Governing Law. Except to the extent superseded by ERISA, all questions pertaining to the validity, construction, and operation of the Plan shall be determined in accordance with the laws of the state of Michigan.

16.3 Severability of Provisions. If any provision of this Plan is determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provisions determined to be void.

16.4 No Interest in Fund. No person shall have any interest in, or right to, any part of the principal or income of the Fund, except as and to the extent expressly provided in this Plan and in the Trust Agreement.

16.5 Spendthrift Clause. (a) No benefit payable at any time under this Plan and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or beneficiary, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, except for (a) a Federal tax levy made pursuant to section 6331 of the Code and (b) any benefit payable pursuant to a qualified domestic relations order. Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void.

(b)	Section 16.5(a) shall not apply to a loan made under Article IX to a Participant or Beneficiary if such loan is secured by the Participant’s Accrued Vested Benefit (within the meaning of Section 401(a)(13) of the Code) and by reason of Section 4975(d) of the Code is exempt from the tax on prohibited transactions imposed by Section 4975 of the Code.

(c)

Section 16.5(a) shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, except that effective January 1, 1985 said paragraph shall not apply if the order is determined by the Committee to be a qualified domestic relations order (as defined in Section 414(p) of the Code), and shall not apply to any domestic relations order entered before January 1, 1985 if the Fund commenced to pay benefits pursuant to such order on or prior to such date, or if the Fund had not then commenced to pay any such benefits the Committee determines that such order is valid and compliance with same will not violate any provision of the Code or adversely affect the tax qualified status of the Plan. Notwithstanding any restrictions in this Plan regarding the payment of benefits prior to the date on which a Participant terminates employment with the Company, a qualified domestic relations order may provide for payment of benefits to any “alternate payee” (as defined in Section 414(p)(8) of the Code) on any date subsequent to the entry of such order and subsequent to a determination by the Committee that such order is a “qualified domestic relations order” pursuant to Section 414(p) of the Code, whether or not such payment would be made prior to the Participant’s “earliest retirement age” (as defined in Section 414(p)(4)(B) of the Code). If a qualified domestic relations order so provides, the Trustee shall pay benefits to the alternate payee from the vested portion of a Participant’s Account as required by the qualified domestic relations order.

Section 16.5(a) shall not apply to any offset of a Participant’s benefits provided under the Plan against an amount that the Participant is ordered or required to pay to the Plan if – the order or requirement to pay arises –

(1) under a judgment or conviction for a crime involving the Plan.

(2) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation of part 4 of subtitle B of title I of ERISA (dealing with fiduciary responsibility), or

(3) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person.

(4) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits provided under the Plan, and

(5) the judgment, order or decree is issued or entered, and the settlement agreement was entered into, on or after August 5, 1997.

16.6 Incapacity. If the Committee deems any Participant who is entitled to receive payments hereunder incapable of receiving or disbursing the same by reason of Age, illness, infirmity, or incapacity of any kind, the Committee may direct the Trustee to apply such payments directly for the comfort, support, and maintenance of such Participant, or to pay the same to any responsible person caring for the Participant who is determined by the Committee to be qualified to receive and disburse such payments for the Participant’s benefit; and the receipt of such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this Section shall be complete discharge to the extent thereof of any and all liability of the Participating Companies, the Committee, the Administrator, the Trustee, and the Fund.

16.7 Withholding. The Committee and the Trustee shall have the right to withhold any and all state, local, and Federal taxes which may be withheld in accordance with applicable law.

16.8 Missing Persons. If the Committee determines after reasonable efforts to locate an individual who is entitled to a distribution of all or part of his Account that such individual cannot be located, the amount payable to such individual may, if the Committee so determines, be forfeited as of the last day of the Plan Year of such determination and, in the discretion of the Committee, either be applied to reduce future Matching Contributions required to be made to the Plan under Section 3.4 or be allocated to the Profit-Sharing Accounts of Profit-Sharing Participants as of the last day of the Plan Year of such determination in the manner provided in Section 3.5. However, in such event if the individual entitled to a distribution of the forfeited amount subsequently makes a claim for the same, it shall be reinstated out of forfeitures, if any, for the Plan Year in which the claim is made and/or an additional contribution to the Trust by the Company for such Plan Year and shall be paid to such individual in accordance with the Plan.

Executed this 14th day of February, 2002.

DOMINO’S PIZZA, LLC

SEAL	By:
Title:

Attest:
Secretary

SCHEDULE A

MINIMUM DISTRIBUTION INCIDENTAL BENEFIT TABLES

TABLE I

Excess of Age of Participant over Age of beneficiary	Applicable percentage

10 years or less	100%
11	96%
12	93%
13	90%
14	87%
15	84%
16	82%
17	79%
18	77%
19	75%
20	73%
21	72%
22	70%
23	68%
24	67%
25	66%
26	64%
27	63%
28	62%
29	61%
30	60%
31	59%
32	59%
33	58%
34	57%
35	56%
36	56%
37	55%
38	55%
39	54%
40	54%
41	53%
42	53%
43	53%
44 and greater	52%

TABLE II

Age of Participant in calendar year preceding Required Beginning Date	Maximum Years Remaining
70	26.2
71	25.3
72	24.4
73	23.5
74	22.7
75	21.8
76	20.9
77	20.1
78	19.2
79	18.4
80	17.6
81	16.8
82	16.0
83	15.3
84	14.5
85	13.8
86	13.1
87	12.4
88	11.8
89	11.1
90	10.5
91	9.9
92	9.4
93	8.8
94	8.3
95	7.8
96	7.3
97	6.9
98	6.5
99	6.1
100	5.7
101	5.3
102	5.0
103	4.7
104	4.4
105	4.1
106	3.8
107	3.6
108	3.4
109	3.2
110	2.8

TABLE II

(continued)

Age of Participant in calendar year preceding Required Beginning Date	Maximum Years Remaining
111	2.6
112	2.4
113	2.2
114	2.0
115 and older	1.8

FIRST AMENDMENT TO

DOMINO’S PIZZA WRIGHTSAVER PLAN

AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997

This Amendment, made effective as of the 1st day of January 1997, by Domino’s Pizza, LLC (the “Company”),

WITNESSETH, That Whereas —

(A) Whereas, on or about February 14, 2002, but generally effective as of January 1, 1997, the Company adopted an amendment to its then existing profit-sharing and 401(k) plan captioned “Domino’s Pizza Wrightsaver Plan as Amended and Restated Effective January 1, 1997” (herein called the “Restated Plan”);

(B) Whereas, under Section 12.1 of the Restated Plan the Company reserved the right to amend the Restated Plan;

(C) Whereas, the Company desires to amend the Restated Plan as provided below in order to comply with requirements of the Internal Revenue Service in conjunction with is consideration of the Restated Plan for a favorable Determination Letter:

THEREFORE, the Amended Plan is amended as follows:

1. Subsections (a) and (b) of Section 3.10 are amended to read:

(a) Adjustments to Prevent Excess Allocations of Salary Reduction Contributions.

In order to assure that no amounts in excess of the special limitations imposed by Section 3.9(a) are allocated to the Salary Reduction Account of any Participant who is a Highly Compensated Employee, and also to assure that no amounts in excess of other limitations imposed by the Plan or by applicable law are exceeded, the following steps shall be taken:

(1) The Committee shall monitor elections made by Participants and Salary Reduction Contributions being made periodically to the Plan pursuant to such elections and may require changes in the elections of Participants, prior to or during any Plan Year, which would reduce the Salary Reduction Contributions being made to the Plan on behalf of such Participants and the Matching Contributions being made to the Plan on account of such Salary Reduction Contributions and/or may reduce or terminate such Salary Reduction Contributions and the Matching Contributions being made to the Plan on account of such Salary Reduction Contributions at any time, in order to assure compliance with any of the limitations referred to above.

(2) If notwithstanding the Committee’s efforts to monitor allocations to the Accounts of Participants as required by (a)(1) above, the Committee determines after the end of a Plan Year that the allocations of Salary Reduction Contributions to the Salary Reduction Accounts of Highly Compensated Employees for such Plan Year exceed the special limitations described in Section 3.9(a):

(A) The Company may make additional discretionary contributions to the Plan for such Plan Year (or prior Plan Year if the prior year testing method is used) for allocation to separate Fail-Safe Contribution Accounts of Participants who are not Highly Compensated Employees, or to Fail-Safe Contribution Accounts of all Participants, in amounts which in combination with Salary Reduction Contributions (and any Qualified Matching Contributions under (B) below) for such Plan Year (or prior Plan Year) are sufficient to cause such special limitations not to be exceeded. Any such contributions (i) shall be allocated to separate accounts of such Participants in proportion to the Compensation of each paid in that portion of the applicable Plan Year during which he was a Participant, or if for Plan Years beginning after 1989 Regulations so require, at any time in such Plan Year, (ii) shall meet the requirements of Regulation 1.401(k)-1(b)(5), and (iii) shall be made no later than the end of the 12-month period following the end of the Plan Year to which the contribution relates. Such special accounts shall be fully vested at all times, shall be subject to the same limitations on distributions which are applicable to Salary Reduction Contributions and shall be treated as Salary Reduction Contributions for purposes of Section 3.11. Also, the Company may transfer to separate accounts of the kind described above any Discretionary Company Contributions made to the Plan for such Plan Year in which event they shall be treated in the same manner and be subject to the same conditions as additional discretionary contributions to the Plan under this subsection (A). Contributions made or transferred to separate accounts pursuant to this subsection (A) are referred to as “Qualified Nonelective Contributions.”

(B) The Company may treat all or part of the Matching Contributions to the Plan for such taxable year, all of which are fully vested, as Salary Reduction Contributions. The Company may make additional matching contributions to the Plan for such Plan Year for allocation to separate accounts of Participants for whom Salary Reduction Contributions were made to the Plan for such Plan Year, and who are not Highly Compensated Employees, in amounts which in combination with the Salary Reduction Contributions, the Matching Contributions treated as Salary Reduction Contributions (and any Qualified Nonelective Contributions under (A) above) for such Plan Year are sufficient to cause such special limitations not to be exceeded. Any such additional matching contributions (i) shall be allocated to separate accounts of such Participants in proportion to the Salary Reduction Contributions made on behalf of each for the Plan Year, (ii) shall meet the requirements of Regulation 1.401(k)-1(b)(5), and (iii) shall normally be made within the time prescribed by law for filing the Company’s federal income tax return for its taxable year with respect to which the matching contribution is made, including extensions thereof. Such special accounts shall be fully vested at all times and shall be subject to the same limitations on distributions which are applicable to Salary Reduction Contributions and shall be treated as Salary Reduction Contributions for purposes of Section 3.11. Also, the Company may transfer to separate accounts of the kind described above any Profit Sharing Contributions made to the Plan for such Plan Year in which event they shall be treated in the same manner and be subject to the same conditions as additional matching contributions to the Plan under this subsection (B). Matching Contributions which are fully vested and subject to the limitations of Section 3.11, and contributions made or transferred to separate accounts pursuant to this subsection (B) are referred to in this Agreement as “Qualified Matching Contributions”.

(C) The Committee may direct the Trustee to distribute to Participants who are Highly Compensated Employees that portion of the Salary Reduction Contributions made to the Plan on their behalf for such Plan Year which exceeds the special limitations of Section 3.9(a) (“Excess Contributions”) adjusted for earnings or losses. Any Excess Contributions, as so adjusted, to be distributed to Participants shall be designated as Excess Contributions by the Company and be distributed after the close of the Plan Year for which they were made normally within 2 1/2 months after the end of such Plan Year, and in any event not later than 12 months after the end of such Plan Year. (If such Excess Contributions are distributed after 2 1/2 months after the end of such Plan Year an excise tax is imposed on the Company with respect to the same.)

(D) The total Excess Contributions, if any, for the Plan Year for Participants who are Highly Compensated Employees shall be determined and (if the Committee directs the Trustee as permitted by (C) above) shall be distributed in accordance with the following procedure:

(i) First, determine the dollar amount of Excess Contributions for each Highly Compensated Employee for whom an Excess Contribution is made for the Plan Year in the manner described in Code Section 401(k)(8)(B) and Regulation § 1.401(k)-1(f)(2).

(ii) Second, determine the total amount of the Excess Contributions described in (i) above (the “Total Excess Contributions”).

(iii) Third, reduce the Salary Reduction Contribution of the Highly Compensated Employee with the highest dollar amount of Salary Reduction Contribution for the Plan Year to the extent required to either (A) reduce the Total Excess Contributions to zero or (B) cause the Highly Compensated Employee’s Salary Reduction Contribution to equal the dollar amount of the Salary Reduction Contribution of the Highly Compensated Employee with the next highest dollar amount of Salary Reduction Contributions, whichever is less. Repeat this process until the Total Excess Contributions are reduced to zero. When and if the Salary Reduction Contributions of two or more Highly Compensated Employees to be reduced are the same, such Salary Reduction Contributions shall be reduced equally and simultaneously. The amount of any and all such reductions for each Highly Compensated Employee for whom a reduction is made (the “Excess Salary Reduction Contribution”), adjusted for earnings or losses, shall be distributed to each such Highly Compensated Employee in accordance with (C) above.

(iv) If the distributions referred to in (iii) above are made, the requirements of Section 3.9(a) shall be treated as being met, regardless of whether the Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees, if recalculated after such distributions are made, would satisfy such requirements.

(E) The income or loss allocable to an Excess Salary Reduction Contribution distributed to a Highly Compensated Employee under (C) and (D) above by the Trustee shall be an amount equal to the income or loss of the Participant’s Salary Reduction Account for the Plan Year for which the Excess Salary Reduction Contribution was made multiplied by a fraction the numerator of which is the Excess Salary Reduction Contribution made on behalf of the Participant for such Plan Year and the denominator of which is the Participant’s Salary Reduction Account balance as of the beginning of such Plan Year plus the Participant’s Salary Reduction Contributions for such Plan Year.

(b) Adjustments to Prevent Excess Allocations of Matching Contributions.

If notwithstanding the Committee’s efforts to monitor allocations to the Accounts of Participants as required by Section 3.1(a)(1), the Committee determines after the end of a Plan Year that the allocations of Matching Contributions to the Matching Company Contribution Accounts of Highly Compensated Employees for such Plan Year exceed the special limitations described in Section 3.9(b):

(1) The Company may make Qualified Nonelective Contributions to the Plan for such Plan Year for allocation to separate accounts of Participants and/or transfer discretionary Company Contributions for such Plan Year to such separate accounts, in the same manner and subject to the same conditions set forth in Section 3.9(b), which in combination with the Matching Contributions (and any additional matching contributions under (2) below) for such Plan Year are sufficient to cause such special limitations not to be exceeded. Also, to cause such special limitations not to be exceeded the Company may transfer to separate accounts of the kind described above any Salary Reduction Contributions made to the Plan for such Plan Year provided that Salary Reduction Contributions for such Plan Year meet the requirements of Reg. 1.401(m)-1(b)(5).

(2) The Company may make additional matching contributions to the Plan for such Plan Year (or prior Plan Year if the prior year testing method is used) for allocation to the Matching Contribution Accounts of Participants for whom Salary Reduction Contributions were made to the Plan for such Plan Year (or prior Plan Year) and who are not Highly Compensated Employees in amounts which in combination with the Matching Contributions (and any Qualified Nonelective Contributions under (1) above) for such Plan Year are sufficient to cause such special limitations not to be exceeded. Any such contributions shall be allocated to the Matching Contribution Accounts of such Participants in proportion to the Matching Contributions theretofore made on behalf of each for the applicable Plan Year, and shall normally be made no later than the end of the 12-month period following the end of the Plan Year to which the contribution relates. Such additional matching contributions shall be subject to the same plan rules applicable to Matching Contributions and shall be treated as Matching Contributions for purposes of Section 3.11.

(3) The Committee may direct the Trustee to distribute to Participants who are Highly Compensated Employees that portion of the Matching Contributions made to the Plan on their behalf for such Plan Year which exceeds the special limitations of 3.9(b) (“Excess Matching Contributions”) adjusted for earnings or losses. Any Excess Matching Contributions, as so adjusted, to be distributed to Participants shall be designated as Excess Matching Contributions by the Company and be distributed after the close of the Plan Year for which they were made normally within 2 1/2 months after the end of such Plan Year, and in any event not later than 12 months after the end of such Plan Year. (If such Excess Matching Contributions are distributed after 2 1/2 months after the end of such Plan Year an excise tax is imposed on the Company with respect to the same.)

(4) The total Excess Matching Contributions for the Plan Year, if any, for Participants who are Highly Compensated Employees shall be determined and (if the Committee directs the Trustee as permitted by (3) above) shall be distributed in accordance with the following procedure:

(A) First, determine the dollar amount of Excess Matching Contributions for each Highly Compensated Employee for whom an Excess Matching Company Contribution is made for the Plan Year in the manner described in Code Section 401(m)(6)(C) and Regulation § 1.401(m)-1(e)(2).

(B) Second, determine the total amount of the Excess Matching Contributions described in (A) above (the “Total Excess Matching Contributions”).

(C) Third, reduce the Matching Company Contribution of the Highly Compensated Employee with the highest dollar amount of Matching Company Contribution for the Plan Year to the extent required to either (A) reduce the Total Excess Matching Contributions to zero or (B) cause the Highly Compensated Employee’s Matching Company Contribution to equal the dollar amount of the Matching Company Contribution of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions, whichever is less. Repeat this process until the Total Excess Matching Contributions are reduced to zero. When and if the Matching Contributions of two or more Highly Compensated Employees to be reduced are the same, such Matching Contributions shall be reduced equally and simultaneously. The amount of any and all such reductions for each Highly Compensated Employee for whom a reduction is made (the “Excess Matching Contribution”), adjusted for earnings or losses, shall be distributed to each such Highly Compensated Employee in accordance with (3) above.

(D) If the distributions referred to in (C) above are made, the requirements of Section 3.9(b) shall be treated as being met, regardless of whether the Actual Contribution Percentage for the group of Participants who are Highly Compensated Employees if recalculated after such distributions are made, would satisfy such requirements.

(5) The income or loss allocable to an Excess Matching Contribution distributed to a Highly Compensated Employee under (3) and (4) above by the Trustee shall be an amount equal to the income or loss of the Participant’s Matching Contribution Account for the Plan Year for which the Excess Matching Contribution was made multiplied by a fraction the numerator of which is the Excess Matching Contribution made on behalf of the Participant for such Plan Year and the denominator of which is the Participant’s Matching Contribution Account balance as of the beginning of such Plan Year plus the Matching Contributions made on behalf of the Participant for the Plan Year.

(6) Instead of directing the Trustee to distribute any Excess Matching Contributions for the Plan Year to Participants who are Highly Compensated Employees, the Committee may direct the Trustee to allocate such Excess Matching Contributions, adjusted for income or loss and determined and allocated as provided in (3) through (5) above, to the Matching Company Contribution Accounts of Participants who are not Highly Compensated Employees and for whom Salary Reduction Contributions were made to the Plan for the Plan Year. Such Excess

Matching Contributions as so adjusted shall be allocated among such accounts in the ratio which each such Participant’s Compensation for the Plan Year bears to the Compensation of all such Participants for the Plan Year. Any Matching Company Contribution for the Plan Year made to the Plan on account of a Salary Reduction Contribution which is determined to be an Excess Salary Reduction Deferral or an Excess Contribution shall, after adjustment for income or loss, be allocated among the Matching Company Contribution Accounts of such participants in the same manner.

Executed this              day of                                         , 2002.

DOMINO’S PIZZA, LLC

By
Title

ATTEST:

Secretary

JANUARY 1, 2002 AMENDMENT TO

DOMINO’S PIZZA WRIGHTSAVER PLAN (THE “PLAN”)

DOMINO’S PIZZA, LLC (herein called the Company), adopts this amendment to the Plan. This amendment takes effect January 1, 2002 except as otherwise stated below.

WHEREAS, the Company believes it advisable and in the best interests of Participants and Beneficiaries to make certain changes to the Plan; and

WHEREAS, the Company has reserved the right to amend the Plan.

THEREFORE, effective on the dates stated below, the Plan is amended as follows:

1. Section 10.4 is amended to read:

10.4 Disputes.

If any Employee, Participant or Beneficiary shall claim benefits for which the Committee has determined he is ineligible, or shall dispute the amount or timing of benefits determined by the Committee to be payable hereunder, he shall be entitled to make a claim for benefits pursuant to this Section 10.4. All claims for benefits under this Agreement, whether made by an Employee, a Participant or a Beneficiary, shall be in writing addressed and delivered to the Committee, and shall contain the claimant’s name, mailing address and telephone number, if any, and shall identify the claim in a manner reasonably calculated to make the claim understandable to the Committee.

The procedures in this Section will be the sole and exclusive remedy for an Employee, Participant or Beneficiary (“Claimant”) to make a claim for benefits under the Plan. These procedures will be administered and interpreted in a manner consistent with the requirements of ERISA §503 and the regulations thereunder. Any electronic notices provided by the Committee will comply with the standards imposed under regulations issued by the Department of Labor. All claims determinations made by the Committee will be made in accordance with the provisions of this Section and the Plan, and will be applied consistently to similarly situated Claimants.

(1) Written Claim: A Claimant, or the Claimant’s duly authorized representative, may file a claim for a benefit to which the Claimant believes that he or she is entitled under the Plan. Any such claim must be filed in writing with the Committee.

(2) Decision on Claim: The Committee, in its sole and complete discretion, will make all initial determinations as to the right of any person to benefits. If the Committee elects to hold a hearing, then such hearing shall be held at the Company’s offices located at Ann Arbor, Michigan during normal business hours, unless a different time and/or place are mutually agreed upon. Committee members and others may participate in the hearing by conference phone if it would be a hardship for such person(s) to attend in person. Any hearing shall be attended by at least a majority of the Committee. If the claim is denied in whole or in part, the Committee will send the Claimant (and Claimant’s duly authorized representative, if applicable) a written or electronic notice, informing the Claimant of the denial. The notice must be written in a manner calculated to be understood by the Claimant and must contain the following information: the specific reason(s) for the denial; a specific reference to pertinent Plan provisions on which the denial is based; if additional material or information is necessary for the Claimant to perfect the claim, a description of such material or information and an explanation of why such material or information is necessary; and an explanation of the Plan’s claim review (i.e., appeal) procedures, and the time limits applicable to such procedures. Written or electronic notice of the denial will be given within a reasonable period of time (but no later than 90 days) from the date the Committee receives the claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed 90 days from the end of the initial 90-day period. If an extension is necessary, prior to the expiration of the initial 90-day period, the Committee will send the Claimant a written notice, indicating the special circumstances requiring an extension and the date by which the Committee expects to render a decision.

(3) Request for Appeal: If the Committee denies a claim in whole or in part, the Claimant may elect to appeal the denial. If the Claimant does not appeal the denial pursuant to the procedures set forth herein, the denial will be final, binding and unappealable. A written request for appeal must be filed by the Claimant (or the Claimant’s duly authorized representative) with the Committee within 60 days after the date on which the Claimant receives the Committee’s notice of denial. If a request for appeal is timely filed, the Claimant will be afforded a full and fair review of the claim and the denial. As part of this review, the Claimant may submit written comments, documents, records, and other information relating to the claim, and the review will take into account all such comments, documents, records, or other information submitted by the Claimant, without regard to whether such information was submitted or considered in the Committee’s initial benefit determination. The Claimant also may obtain, free of charge and upon request, records and other information relevant to the claim, without regard to whether such information was relied upon by the Committee in making the initial benefit determination.

(4) Review Of Appeal: The Committee will determine, in its sole and complete discretion, whether to uphold all or a portion of the initial claim denial. If the Committee elects to hold a hearing, then such hearing shall be held at the Company’s offices located at Ann Arbor, Michigan during normal business hours, unless a different time and/or place are mutually agreed upon. Committee members and others may participate in the hearing by conference phone if it would be a hardship for such person(s) to attend in person. Any hearing shall be attended by at least a majority of the Committee. If, on appeal, the Committee determines that all or a portion of the initial denial should be upheld, the Committee will send the Claimant a written or electronic notice informing the Claimant of its decision to uphold all or a portion of the initial denial, written in a manner calculated to be understood by the Claimant and containing the following information: the specific reason(s) for the denial; a specific reference to pertinent Plan provisions on which the denial is based; a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents and other information relevant to the claim; and an explanation of the Claimant’s right to request arbitration and the applicable time limits for doing so. Written or electronic notice will be given within a reasonable period of time (but no later than 60 days) from the date the Committee receives the request for appeal, unless special circumstances require an extension of time for reviewing the claim, but. In no event may the extension exceed 60 days from the end of the

2

initial 60-day period. If an extension is necessary, prior to the expiration of the initial 60-day period, the Committee will send the Claimant a written notice, indicating the special circumstances requiring an extension and the date by which the Committee expects to render a decision.

(5) Alternative Time For An Appeal To Be Decided: Notwithstanding paragraph (4), if the Committee holds regularly scheduled meetings on a quarterly or more frequent basis, the Committee may make its determination of the claim on appeal at its next regularly scheduled meeting if the Committee receives the written request for appeal more than 30 days prior to its next regularly scheduled meeting or at the regularly scheduled meeting immediately following the next regularly scheduled meeting if the Committee receives the written request for appeal within 30 days of the next regularly scheduled meeting. If special circumstances require an extension, the decision may be postponed to the third regularly scheduled meeting following the Committee’s receipt of the written request for appeal if, prior to the expiration of the initial time period for review, the Claimant is provided with written notice, indicating the special circumstances requiring an extension and the date by which the Committee expects to render a decision. If the extension is required because the Claimant has not provided information that is necessary to decide the claim, the Committee may suspend the review period from the date on which notice of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

2. The following additional provisions are adopted as good faith compliance with the requirements of THE ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001 (“EGTRRA”) and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, these provisions are effective January 1, 2002 and shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment:

A. LIMITATIONS ON CONTRIBUTIONS.

a. Effective Date. This Section shall be effective for limitation years beginning after December 31, 2001.

b. Maximum Annual Addition. Except to the extent permitted under Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant’s account under the Plan for any limitation year shall not exceed the lesser of:

(1)	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(2)	100 percent of the Participant’s Compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.

The compensation limit referred to in (2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition. Because the Plan Year is the

3

“limitation year,” if a short Limitation Year is created for any reason, the dollar amount in this subparagraph shall be prorated by multiplying it by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is twelve.

B. INCREASE IN COMPENSATION LIMIT. The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

C. LIMITATIONS ON SALARY REDUCTION CONTRIBUTIONS. For Plan Years beginning on and after January 1, 2002, the maximum amount a Participant may elect to defer is equal to the lesser of the dollar limit or the percentage limit described in (a) or (b), below:

(x) The dollar limit for a calendar year shall be:

$11,000 for 2002

$12,000 for 2003

$13,000 for 2004

$14,000 for 2005

$15,000 for 2006 and thereafter

(as such limits may be adjusted for increases in the cost of living in accordance with applicable Treasury regulations);

(y) The percentage limit shall continue as 15 percent of the Participant’s Compensation.

Deferrals made by a Participant which exceed the foregoing limits shall be refunded, along with allocable income, in the same manner as excess Salary Reduction Contributions.

D. ROLLOVERS FROM OTHER PLANS.

a. The Plan will accept Participant rollover contributions and/or direct rollovers of eligible rollover distributions from the following types of plans:

(1)	a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions;

(2)	a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions but only in the case of a direct rollover;

4

(3)	an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; and

(4)	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

b. Participant Rollover Contributions from IRAs. The Plan will accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

c. Effective Date of Direct Rollover and Participant Rollover Contribution Provisions. Section D, Rollovers From Other Plans, shall be effective January 1, 2002.

E. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS.

a. Effective Date. This Section shall apply to distributions made after December 31, 2001.

b. Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 5.10 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

c. Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions. For purposes of the direct rollover provisions in Section 5.10 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

F. REPEAL OF MULTIPLE USE TEST. The multiple use test described in Treasury Regulation Section 1.401(m)-2 and Article IV(E)(4) of the Plan shall not apply for Plan Years beginning after December 31, 2001.

G. ELECTIVE DEFERRALS - CONTRIBUTION LIMITATION. No Participant shall be permitted to have Salary Reduction Contributions made under this Plan, or any other qualified plan maintained by the Company during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 414(v) of the Code, if applicable.

5

H. MODIFICATION OF TOP-HEAVY RULES.

a. Effective Date. This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Section amends Article XIII of the Plan.

b. Determination of Top-Heavy Status.

(1) Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Company having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Company, or a 1-percent owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable Regulations and other guidance of general applicability issued thereunder.

(2) Determination of Present Values and Amounts. This paragraph (2) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

(A) Distributions During Year Ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

(B) Employees Not Performing Services During Year Ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Company during the 1-year period ending on the Determination Date shall not be taken into account.

c. Minimum Benefits. Matching Employer Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Employer Contributions under the Plan or any other tax qualified Defined Contribution Plan(s) maintained by the Company or a Related Company taken into account under Section 13.3 of the Plan for purposes of satisfying such minimum contribution

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requirements. Matching Employer Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

3. The terms and provisions of the Plan shall in all other regards remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer.

DOMINO’S PIZZA, LLC

By
Its

7

THIRD AMENDMENT TO

DOMINO’S PIZZA WRIGHTSAVER PLAN*

*AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997

DOMINO’S PIZZA, LLC (herein called the Company), adopts this amendment to the Plan. This amendment takes effect January 1, 2003 except as otherwise stated below.

WHEREAS, the Company believes it advisable and in the best interests of Participants and Beneficiaries to make certain changes to the Plan; and

WHEREAS, the Company has reserved the right to amend the Plan.

THEREFORE, the Plan is amended as follows:

1. Effective June 1, 2003, the name of the Plan is changed to Domino’s Pizza 401(k) Savings Plan.

2. Section 1.1 is amended by replacing the definition of Required Beginning Date by the following:

In accordance with IRS Revenue Procedure 2002-29 and in order to comply with the changes made to Section 401(a)(17) of the Internal Revenue Code by the Small Business Job Protection Act of 1996 (“SBJPA”), the attached MODEL PLAN AMENDMENT 1 — DEFINED CONTRIBUTION PLANS is hereby adopted. Any other provisions of the Plan relating to required minimum distributions and inconsistent with the attached amendment are no longer applicable.

3. Section 1.1 is amended by modifying the definition of Compensation as follows:

In accordance with IRS Revenue Ruling 2002-27 the Plan adopts the following Model Amendment applicable to the Plan’s definition of Compensation:. Any other provisions of the Plan inconsistent with the attached amendment are modified accordingly.

A. Effective date. This section shall apply to plan years and limitation years beginning on and after January 1, 2003.

B. For purposes of the definition of Compensation under section 1.1, amounts under section 125 include any amounts not available to a participant in cash in lieu of group health coverage because the participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under section 125 only if the Employer does not request or collect information regarding the participant’s other health coverage as part of the enrollment process for the health plan.

4. The terms and provisions of the Plan shall in all other regards remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer.

DOMINO’S PIZZA, LLC

By

2

MODEL PLAN AMENDMENT 1 — DEFINED CONTRIBUTION PLANS

Article V(D). MINIMUM DISTRIBUTION REQUIREMENTS.

Section 1. General Rules

1.1. Effective Date. Unless an earlier effective date is specified in the adoption agreement, the provisions of this article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.2. Coordination with Minimum Distribution Requirements Previously in Effect. If the adoption agreement specifies an effective date of this article that is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this article will be determined as follows. If the total amount of 2002 required minimum distributions under the plan made to the distributee prior to the effective date of this article equals or exceeds the required minimum distributions determined under this article, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the plan made to the distributee prior to the effective date of this article is less than the amount determined under this article, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this article.

1.3. Precedence. The requirements of this article will take precedence over any inconsistent provisions of the plan.

1.4. Requirements of Treasury Regulations Incorporated. All distributions required under this article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

1.5. TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

Section 2. Time and Manner of Distribution.

2.1. Required Beginning Date. The participant’s entire interest will be distributed, or begin to be distributed, to the participant no later than the participant’s required beginning date.

2.2. Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the participant’s surviving spouse is the participant’s sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70 1/2, if later.

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(b) If the participant’s surviving spouse is not the participant’s sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.

(c) If there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, the participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(d) If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this section 2.2, other than section 2.2(a), will apply as if the surviving spouse were the participant.

For purposes of this section 2.2 and section 4 , unless section 2.2(d) applies, distributions are considered to begin on the participant’s required beginning date. If section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the participant’s required beginning date (or to the participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3. Forms of Distribution. Unless the participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections 3 and 4 of this article. If the participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

Section 3. Required Minimum Distributions During Participant’s Lifetime.

3.1. Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a) the quotient obtained by dividing the participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s age as of the participant’s birthday in the distribution calendar year; or

(b) if the participant’s sole designated beneficiary for the distribution calendar year is the participant’s spouse, the quotient obtained by dividing the participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s and spouse’s attained ages as of the participant’s and spouse’s birthdays in the distribution calendar year.

4

3.2. Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant’s date of death

Section 4. Required Minimum Distributions After Participant’s Death.

4.1. Death On or After Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant’s designated beneficiary, determined as follows:

(1) The participant’s remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(2) If the participant’s surviving spouse is the participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3) If the participant’s surviving spouse is not the participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant’s death, reduced by one for each subsequent year.

(b) No Designated Beneficiary. If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

4.2. Death Before Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the remaining life expectancy of the participant’s designated beneficiary, determined as provided in section 4.1.

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(b) No Designated Beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, distribution of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the participant dies before the date distributions begin, the participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 2.2(a), this section 4.2 will apply as if the surviving spouse were the participant.

Section 5. Definitions.

5.1. Designated beneficiary. The individual who is designated as the beneficiary under section VI(B) of the plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

5.2. Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 2.2. The required minimum distribution for the participant’s first distribution calendar year will be made on or before the participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

5.3. Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

5.4. Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

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5.5 Required beginning date. The date specified in section V(D)(2) of the plan.

(Check and complete any of the remaining sections if you wish to modify the rules in sections 2.2 and 4.2:

Section 2. Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries.

☒ If the participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in section 2.2 of this amendment, but the participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the participant’s death. If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to either the participant or the surviving spouse begin, this election will apply as if the surviving spouse were the participant.

This election will apply to:

☒ All distributions.

             The following distributions:                     .

Section 3. Election to Allow Participants or Beneficiaries to Elect 5-Year Rule.

☒ Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in sections 2.2 and 4.2 of this amendment applies to distributions after the death of a participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under section 2.2, or by September 30 of the calendar year which contains the fifth anniversary of the participant’s (or, if applicable, surviving spouse’s) death. If neither the participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with sections 2.2 and 4.2 of this amendment and, if applicable, the elections in section 2 above.

Section 4. Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions.

☒ A designated beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

7

FOURTH AMENDMENT TO

DOMINO’S PIZZA 401(K) SAVINGS PLAN*

*AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997

Domino’s Pizza, LLC. (the “Company”), adopts this amendment to the Plan.

WHEREAS, the Company believes it is advisable and in the best interests of Participants and Beneficiaries to add a Company stock fund as an investment option under the Plan; and

WHEREAS, under Section 12.1 of the Plan the Company reserved the right to amend the Plan;

THEREFORE, the Plan is amended as follows:

1. The definition of “Investment Medium” in Section 1.1 of the Plan is amended to read as follows:

“Investment Medium” means any fund, contract, obligation. Or other mode of investment to which a Participant may direct the investment of the assets of his Account, including a Company Stock fund (the “Company Stock Fund”) consisting of shares of Company Stock and short-term money market investments in which funds may be temporarily invested pending investment in shares of Company Stock.

2. The definition of “Company Stock” is hereby added to Section 1.1 of the Plan and shall read as follows:

“Company Stock” means shares of common stock of the Company which meet the definition of “employer securities” in Section 409(l) of the Code.

3. A new Section 5.14 is hereby added to the Plan and shall read as follows:

5.14	Manner of Payment of Benefits. The benefits payable to a Participant or beneficiary under the Plan shall be paid pursuant to the election of the Participant or beneficiary in either cash, whole shares of Company Stock, or a combination of each. In the absence of an election, payment shall be made in cash. Cash will be distributed in lieu of fractional shares of Company Stock, or in lieu of lots of less than 100 shares. Notwithstanding the foregoing, in no event shall a Participant or beneficiary receive shares of Company Stock in excess of the number of shares that are credited to his Account immediately prior to the distribution.

4.	New subsections 11.5(f) and (g) are hereby added to the Plan and shall read as follows:

(f)	As directed by the Committee, to invest and reinvest the assets of the Company Stock Fund primarily in Company Stock in accordance with this Agreement.

(g)	In the event that the Committee directs the Trustee to dispose of any Company Stock held as Trust assets, under circumstances which require registration and/or qualification of the securities under applicable Federal or state securities laws, then the Company, at its own expense, will take, or cause to be taken, any and all such actions as may be necessary or appropriate to effect such registration and/or qualification.

5. New Sections 11.6, 11.7 and 11.8 are hereby added to the Plan and shall read as follows:

11.6	Company Stock Fund. The Company Stock Fund, subject to the next following paragraph, shall be invested by the Trustee solely in Company Stock purchased by the Trustee in the open market or by private purchase at the fair market value of such stock at the time of purchase as determined by the Trustee. Company Stock may also be acquired within the Plan for the accounts of active Participants from the accounts of Participants and beneficiaries who, pursuant to Section 5.14, receive cash distributions from the Plan instead of shares of Company Stock allocated to their accounts. All such acquisitions shall be at the fair market value of such shares at the close of the day of the transaction as determined by the Trustee. In acquiring shares of Company Stock for the accounts of active Participants the Trustee may net purchases, including internal acquisitions of the kind described above, against sales of Company Stock. There shall be no percentage limitation on the portion of the Trust which the Trustee may invest or hold in Company Stock. However, no Participant may direct that any portion of his Salary Reduction Account or Rollover Account be invested in the Company Stock Fund before the effective date of the registration of the Company Stock to be held in the Company Stock Fund with the U.S. Securities and Exchange Commission.

Dividends, interest and other distributions received by the Trustee in respect of each Investment Medium, including the Company Stock Fund, shall be reinvested in the same Investment Medium. However, pending reinvestment, any such dividends, interest and other distributions in respect of the Company Stock Fund shall be invested by the Trustee in short-term fixed income investments, which may include units of participation in a short term fixed income fund maintained by the Trustee or a short term fixed income mutual fund.

11.7	Voting Rights of Participants with respect to Company Stock. Each Participant shall have the right to direct the Trustee as to the manner in which voting rights appurtenant to Company Stock allocated to the Participant’s Account are to be exercised in each matter brought before an annual or special stockholders meeting of the Company and on each matter as to which shareholder authorization of corporate action is solicited by written consent. Before each such meeting or solicitation, the Company shall cause to be furnished to each Participant a copy of the proxy, other information or solicitation material furnished to stockholders, together with a form requesting directions on how the shares of Company Stock allocated to the Participant’s Account shall be voted on each such matter. Upon timely receipt of such directions the Trustee shall on each such matter vote as directed the number of shares held by the Trustee and covered by such instructions. If a Participant fails to give the Trustee timely instructions as to how to vote any Company Stock, the Trustee shall not vote such Company Stock. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliated Company.

11.8	Rights on Tender or Exchange Offer for Company Stock. Each present or former Participant (or, in the event of his death, his beneficiary) shall have the right, to the extent of the number of shares of Company Stock allocated to his Account, to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such shares of Company Stock. The Committee shall use its best efforts timely to distribute or cause to be distributed to each present or former Participant (or beneficiary thereof) such information as will be distributed to stockholders of the Company in connection with any such tender offer or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to shares of such Company Stock. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliated Company. If the Trustee does not receive timely instruction from a Participant (or beneficiary) as to the manner in which to respond to such a tender or exchange offer, such Participant (or beneficiary) shall be deemed to have instructed the Trustee not to tender or exchange the shares allocated to his Account, and the Trustee shall not tender or exchange any such shares.

If pursuant to instructions from any Participant or beneficiary (each being referred to in this paragraph as a “Tendering Participant”) given pursuant to this subsection 11.8 the Trustee tenders shares of Company Stock in the Tendering Participant’s Account, if any, and receives cash for these shares, the portion of the Participant’s Account, if any, invested in the Company Stock Fund shall be reduced by the number of shares in the Company Stock Fund portion of his Account which were sold, and the proceeds of the sale if they consist of cash shall be invested in any one or more of the other Investment Media as directed by the Participant. If the Trustee receives property other than cash for any tendered shares of Company Stock, the Tendering Participant’s portion of the Participant’s Account, if any, invested in the Company Stock Fund shall be reduced by the number of shares in the Company Stock Fund portion of his Account which were sold, the property received shall be retained in a separate Investment Medium in the Trust pending a decision by the Trustee of its disposition, and the Tendering Participant shall be credited with his allocable share of such separate Investment Medium.

The Trustee shall tender or exchange unallocated shares of Company Stock only if so directed by the Committee, which, in so directing, shall act solely in accordance with the principles set forth in Section 404(a) of ERISA.

6. Section 8.02(e) of the plan shall be amended to reflect the following:

A Participant who receives a distribution of Salary Reduction Contributions on account of hardship shall be prohibited from making Salary Reduction Contributions and employee contributions under this and all other plans of the Company for 6 months after receipt of the distribution.

7. Paragraphs 1 through 5 of this Sixth Amendment are effective January 1, 2005. Paragraph 6 of this Sixth Amendment is effective October 1, 2004.

Executed this              day of                                         , 2004.

DOMINO’S PIZZA, INC.

By
Title

ATTEST:

Secretary